UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

SCHEDULE 14A
INFORMATION
Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☒	Definitive Proxy Statement

☐	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12
LIVE NATION ENTERTAINMENT, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

LIVE NATION ENTERTAINMENT 2026 PROXY STATEMENT

Notice of Annual Meeting of Stockholders

To Our Stockholders:

The 2026 Annual Meeting of Stockholders of Live Nation Entertainment, Inc., a Delaware corporation, will be held on Thursday, June 11, 2026, at 9:00 a.m. Pacific Daylight Time at 9348 Civic Center Drive, Beverly Hills, California 90210, for the following purposes:

1.	to elect the twelve director nominees identified in the accompanying proxy statement to hold office until the 2027 Annual Meeting of Stockholders;

2.	to hold an advisory vote on the company’s executive compensation;

3.	to ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the 2026 fiscal year; and

4.	to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The board of directors has fixed the close of business on April 13, 2026 as the record date for the determination of stockholders entitled to notice of and to vote at the 2026 Annual Meeting of Stockholders and at any adjournment or postponement thereof.

Thank you for your ongoing support and continued interest in Live Nation Entertainment.

By Order of the Board of Directors,

Michael Rapino

President, Chief Executive Officer and Director

Beverly Hills, California

April 24, 2026

YOUR VOTE IS IMPORTANT!

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE STOCKHOLDER MEETING TO BE HELD ON JUNE 11, 2026:

Our Proxy Statement is attached. The Notice of Annual Meeting of Stockholders and Proxy Statement, 2025 Annual Report and Form 10-K may be accessed over the internet free of charge at www.proxydocs.com/LYV. We are using Securities and Exchange Commission rules that allow us to make our proxy statement and related materials available on the internet. Accordingly, we are sending a “Notice of Internet Availability of Proxy Materials,” or Notice of Availability, to our stockholders of record instead of a paper proxy statement and annual report containing financial statements, unless paper copies have previously been requested. The rules provide us the opportunity to save money on the printing and mailing of our proxy materials and to reduce the impact of our annual meeting on the environment. We hope that you will view our annual meeting materials over the internet if possible and convenient for you. Instructions on how to access the proxy materials over the internet or to request a paper or email copy of our proxy materials can also be found in the notice you received.

Whether or not you expect to attend the annual meeting, please make sure you vote so that your shares will be represented at the meeting. Our stockholders can vote over the internet or by telephone as specified in the accompanying voting instructions or by completing and returning a proxy card. This will ensure the presence of a quorum at the annual meeting and save the expense and extra work of additional solicitation. Sending your proxy card will not prevent you from attending the meeting, revoking your proxy and voting your stock in person.

Proxy Summary

The board of directors of Live Nation Entertainment, Inc., referred to herein sometimes as Live Nation, our, us, we, or the company, solicits the enclosed proxy for the Annual Meeting of Stockholders to be held at the date, time and place set forth below, and for any adjournment or postponement thereof. This proxy statement is being made available to stockholders on or about April 24, 2026. This summary highlights information contained elsewhere in this proxy statement. This summary does not contain all information you should consider. Please read the entire proxy statement carefully before voting.

2026 Annual Meeting Information

Date & Time Thursday, June 11, 2026 9:00 a.m. PDT	Location 9348 Civic Center Drive Beverly Hills, California 90210	Record Date April 13, 2026

Items of Business

1 / Election of Directors

The Board of Directors recommends that shareholders elect the twelve director nominees identified in the accompanying proxy statement to hold office until the 2027 Annual Meeting of Stockholders.

2 / Advisory Vote on Executive Compensation

The Board of Directors recommends that shareholders vote for the company’s executive compensation.

3 / Appointment of Independent Registered Public Accounting Firm

The Board of Directors recommends that shareholders ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the 2026 fiscal year.

2025 Financial Highlights

Revenue $25.2B	Operating Income $1.3B	AOI(1) $2.4B

(1)   AOI, or adjusted operating income, is a non-GAAP financial measure. For a a reconciliation of AOI to operating income, as well as a complete definition and other information, see pages 6 and 8 of Exhibit 99.1 to our Current Report on Form 8-K dated February 19, 2026.

2026 Proxy Statement | 1

Questions and Answers About the Proxy Materials and the Annual Meeting

1.	Q:	Why did I receive a notice regarding the availability of proxy materials on the internet?

A:

Instead of mailing paper proxy materials, we sent a “Notice of Internet Availability of Proxy Materials” to our stockholders of record. We refer to that notice as the Notice of Availability. The Notice of Availability provides instructions on how to view our proxy materials over the internet, how to vote and how to request a paper or email copy of our proxy materials. This method of providing proxy materials is permitted under rules adopted by the Securities and Exchange Commission, or the SEC.

We intend to mail the Notice of Availability on or about April 24, 2026 to all stockholders of record entitled to vote at the annual meeting.

2.	Q:	Purpose—What is the purpose of the Annual Meeting of Stockholders?

A:

At the annual meeting, stockholders will act upon the matters outlined in this proxy statement, including:

•

election of the twelve members of our board of directors, the director nominees being Maverick Carter, Ping Fu, Richard A. Grenell, Jeffrey T. Hinson, Chad Hollingsworth, James Iovine, James S. Kahan, Randall T. Mays, Richard A. Paul, Michael Rapino, Carl Vogel, and Latriece Watkins;

•

an advisory vote on the company’s executive compensation; and

•

ratification of Ernst & Young LLP as our independent registered public accounting firm for the 2026 fiscal year.

3.	Q:	Board’s Recommendations—How does the board of directors recommend that I vote?

A:

The board of directors recommends that you vote your shares:

•

FOR each of the director nominees named in this proxy statement;

•

FOR the advisory vote approving the company’s executive compensation; and

•

FOR the ratification of Ernst & Young LLP as our independent registered public accounting firm for the 2026 fiscal year.

If you are an employee or former employee who holds company stock through our 401(k) Savings Plan, the proxy that you submit will provide your voting instructions for this stock to the plan trustee. If you do not submit a proxy, the plan trustee will vote your plan shares in the same proportion as the shares for which the trustee receives voting instructions from other participants in the plan, except as may otherwise be required by law.

4.	Q:	Vote Requirement—How many votes are required to approve each item?

	A:	Election of directors (Proposal 1)—Our bylaws require that a director nominee will be elected only if he or she receives a majority of the votes cast with respect to his or her election in an uncontested election (that is, the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). For purposes of electing directors, not voting or withholding your vote by voting “abstain” (or a direction to your broker, bank or other nominee to withhold your vote, called a “broker non-vote”) is not counted as a vote cast, and therefore will have no effect on the outcome of the election of directors.

All twelve of our director nominees are currently serving on the board of directors. If a nominee who is currently serving as a director is not re-elected, Delaware law provides that the director would continue to serve on the board of directors as a “holdover director.” Under our board of directors’ policy regarding majority voting, the board expects each incumbent director who is nominated for re-election to the board to tender his

2 | 2026 Proxy Statement

Questions and Answers About the Proxy Materials and the Annual Meeting

or her resignation from the board if he or she fails to receive the required number of votes for re-election in accordance with our bylaws. The resignation shall become effective only if and when the board of directors or a duly authorized committee of the board determines to accept such resignation. The board of directors or the duly authorized committee of the board, as the case may be, may consider any factors it deems relevant in deciding whether to accept a director’s resignation. Each of the director nominees has affirmatively agreed to tender a resignation under the circumstances described above.

All other proposals (Proposals 2 and 3 and any other items properly brought before the annual meeting)—The affirmative vote of the holders of at least a majority of the total voting power of our common stock present in person or represented by proxy and entitled to vote on these matters is required to approve each of the other proposals set forth in this proxy statement, and any other item properly brought before the annual meeting (except as explained below for amendments to our bylaws). For purposes of these votes, abstentions or not voting on a matter will be counted as present in person or represented by proxy and entitled to vote on the respective matter, and therefore will have the effect of a negative vote. Broker non-votes will have no effect on the outcome of these proposals, as they are not “entitled to vote.” Amendments to our bylaws require the affirmative vote of the holders of at least a majority of the total voting power of our common stock, or at least 80% of the total voting power for certain amendments. For the purpose of a vote on an amendment to our bylaws, not voting, abstentions and broker non-votes will all have the effect of a negative vote.

5.	Q:	Record Date—Which of my shares may I vote?

	A:	All shares owned by you as of the close of business on April 13, 2026, referred to as the Record Date, may be voted by you. These shares include shares that are (i) held directly in your name as the stockholder of record and (ii) held for you as the beneficial owner through a broker, bank or other nominee.

6.	Q:	Quorum—What constitutes a quorum?

	A:	Presence at the annual meeting, in person or by proxy, of the holders of a majority of our common stock outstanding on the Record Date will constitute a quorum, permitting the annual meeting to proceed and business to be conducted. Abstentions and broker non-votes are included in the calculation of the number of shares considered to be present at the annual meeting.

At the close of business on the Record Date, we had 235,124,811 shares of common stock outstanding and entitled to vote.

7.	Q:	Record Holders and Beneficial Owners—What is the difference between holding shares as a “record holder” versus a “beneficial owner”?

	A:	Most of our stockholders hold their shares through a broker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially:

Record holders—If your shares are registered directly in your name with our transfer agent, Computershare Shareowner Services LLC, you are, with respect to those shares, the stockholder of record or “record holder.” As the record holder, you have the right to grant your voting proxy directly to us or to vote in person at the annual meeting. We have enclosed or sent a proxy card for you to use. You may also vote by mail, over the internet or by telephone, as described below under the heading “Voting—How can I vote?”

Beneficial owners—If your shares are held in a brokerage account or bank or by another nominee, you are, with respect to those shares, the “beneficial owner” of shares held in “street name.” As the beneficial owner, you have the right to direct your nominee on how to vote or to vote in person at the annual meeting. However, since you are not a record holder, you may not vote these shares in person at the meeting unless you obtain a “legal proxy” from your nominee (who is the record holder), giving you the right to vote these shares. If you do not wish to vote in person, you may vote over the internet, by telephone, or by mail, as described below under the heading “Voting—How can I vote?”

2026 Proxy Statement | 3

Questions and Answers About the Proxy Materials and the Annual Meeting

8.	Q:	Voting—How can I vote?

	A:	Each share of our common stock is entitled to one vote on all matters submitted for a vote at the annual meeting. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the annual meeting in person. Most stockholders have four options for submitting their votes, which are described below. We encourage you to vote by internet or by telephone in order to help save money by reducing postage and proxy tabulation costs.

•

By Internet—Record holders may vote via the internet by following the instructions set forth on the Notice of Availability and on the proxy card. Most beneficial owners may vote via the internet by accessing the website specified on the voting instruction card provided by their nominees. Please check the voting instruction card provided by your nominee for internet voting availability.

•

By Telephone—Record holders may vote via telephone by following the instructions set forth on the Notice of Availability and on the proxy card. Most beneficial owners who live in the United States or Canada may vote via telephone by calling the toll-free number specified on the voting instruction card provided by their nominees. Please check the voting instruction card provided by your nominee for telephone voting availability.

•

By Mail—Record holders who requested and received a paper copy of the proxy materials by mail may submit proxies by completing, signing and dating the accompanying proxy card and mailing it in the accompanying pre-addressed envelope. Beneficial owners may also vote by mail by completing, signing and dating the voting instruction card provided by their nominee and mailing it in the accompanying pre-addressed envelope.

•

In Person—Record holders and beneficial owners may vote in person at the annual meeting. Beneficial owners may also vote in person at the annual meeting if they obtain a legal proxy from their nominee giving them the right to vote the shares.

9.	Q:	Broker Non-Votes—What is a broker non-vote?

	A:	Generally, a broker non-vote occurs when shares held by a nominee for a beneficial owner are not voted with respect to a particular proposal because (i) the nominee has not received voting instructions from the beneficial owner and (ii) the nominee lacks discretionary voting power to vote such shares. Under New York Stock Exchange, or NYSE, rules, a nominee does not have discretionary voting power with respect to “non-routine” matters or the election of directors. The ratification of the appointment of our independent registered public accounting firm is a routine matter and the other proposals are non-routine matters.

If you are the beneficial owner of our common stock, your nominee will send you directions on how you can instruct them to vote.

10.	Q:	Revocation of Proxy—May I change my vote after I return my proxy?

	A:	Yes. You may revoke your proxy and change your vote at any time before the proxy is exercised.

Record holders may change their vote by:

•

a timely, valid, later-dated proxy;

•

a timely written notice of revocation submitted to our General Counsel at our principal executive offices at 9348 Civic Center Drive, Beverly Hills, California 90210; or

•

attending the annual meeting and voting in person.

Beneficial owners may change their vote by complying with the instructions on their voting instruction cards.

You should be aware that simply attending the annual meeting will not in and of itself constitute a revocation of your proxy.

4 | 2026 Proxy Statement

Questions and Answers About the Proxy Materials and the Annual Meeting

11.	Q:	Voting Results—Where can I find the voting results of the annual meeting?

	A:	We will publish the final voting results of the annual meeting in a Current Report on Form 8-K filed with the SEC within four business days after the annual meeting.

12.	Q:	Multiple Sets of Proxy Materials—What should I do if I receive more than one set of voting materials?

	A:	You may receive more than one set of voting materials, including multiple copies of the Notice of Availability, this proxy statement and multiple proxy cards or voting instruction cards. For example, if you hold your shares in more than one brokerage account, you may receive a separate voting instruction card for each brokerage account. If you are a record holder and your shares are registered in more than one name, you will receive more than one Notice of Availability or proxy card. If you receive multiple sets of voting materials, please vote each Notice of Availability, proxy card and voting instruction card that you receive.

13.	Q:	Solicitation—Who will pay the costs of soliciting these proxies?

	A:	Proxies will be solicited initially by mail and via electronic communications. Further solicitation may be made in person or by telephone or email by members of management. We will bear the expense of preparing, printing and mailing this proxy statement and accompanying materials to our stockholders. Upon request, we will reimburse brokers, banks or similar entities acting as nominees for reasonable expenses incurred in forwarding copies of the proxy materials relating to the annual meeting to the beneficial owners of our common stock.

14.	Q:	Additional Matters at the Annual Meeting—What happens if additional matters are presented at the annual meeting?

	A:	Other than the three proposals described in this proxy statement, we are not aware of any other business to be acted upon at the annual meeting. If you grant a proxy, the persons named as proxy holders, Michael Rapino, our President, Chief Executive Officer and Director, and Joe Berchtold, our President and Chief Financial Officer, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting.

15.	Q:	Further Questions—Who can help answer my questions?

	A:	If you have any questions about our proxy materials or the annual meeting, you can contact our General Counsel at:

Live Nation Entertainment, Inc.

9348 Civic Center Drive

Beverly Hills, California 90210

Attention: General Counsel

(310) 867-7000

*****

2026 Proxy Statement | 5

Corporate Governance

We have adopted a Code of Business Conduct and Ethics for directors, officers and employees, as well as Board of Directors Governance Guidelines, which, in conjunction with our certificate of incorporation, bylaws and board committee charters, form our framework for governance. All of these documents are publicly available in the Corporate Governance section of our website at investors.livenationentertainment.com/corporate-governance/governance-documents or may be obtained upon written request to:

Live Nation Entertainment, Inc.

9348 Civic Center Drive

Beverly Hills, California 90210

Attention: General Counsel

Governance Highlights

We are committed to maintaining high standards of business conduct and corporate governance, which we believe are essential to running our business efficiently, serving our stockholders well, and maintaining our integrity in the marketplace. Some of the highlights of our corporate governance include:

What We Do:	What We Don’t Do:

✓

Chairman of the Board not a member of management

✓

11 of 12 current directors and 11 of 12 of our director nominees are independent (and only one, our Chief Executive Officer, is a member of management)

✓

Annual election of all members of our board of directors (see Proposal 1)

✓

Majority voting standard for uncontested director elections

✓

Director resignation policy for directors who fail to receive a majority of votes for re-election

✓

Annual advisory vote to approve executive compensation (see Proposal 2)

✓

Annual advisory vote to ratify independent auditor (see Proposal 3)

✓

Robust stock ownership guidelines

✓

Clawback policy for compensation erroneously-awarded due to financial restatements

✓

Regular board self-assessments at both individual and group levels

✓

Committee members (other than Executive Committee) all independent

×

No repricing of underwater stock options without stockholder approval

×

No hedging of company securities per company policy

×

No pledging of company securities without preapproval per company policy

×

No former employees serving as directors

6 | 2026 Proxy Statement

Corporate Governance

Independence

Our board of directors currently consists of twelve directors, eleven of whom are independent (as defined by our Board of Directors Governance Guidelines), and one of whom serves as our President and Chief Executive Officer. For a director to be independent, the board of directors must determine, among other things, that a director does not have any direct or indirect material relationship with us or any of our subsidiaries. The board of directors has established guidelines to assist it in determining director independence, which conform to, or are more exacting than, the independence requirements of the NYSE corporate governance standards. The independence guidelines are set forth in Appendix A of our Board of Directors Governance Guidelines.

Applying these independence standards, the board of directors has determined that Maverick Carter, Ping Fu, Richard A. Grenell, Jeff Hinson, Chad Hollingsworth, Jimmy Iovine, Jim Kahan, Randall Mays, Richard A. Paul, Carl Vogel and Latriece Watkins are all independent directors.

Board Composition and Director Qualifications

Our Nominating and Governance Committee periodically assesses the appropriate size and composition of the board of directors, taking into account our specific needs. The committee utilizes various methods for identifying and evaluating candidates for director. Candidates may come to the attention of the committee through recommendations of directors, management, stockholders and professional search firms. Generally, the committee seeks members with diverse backgrounds and viewpoints which contribute to the board of directors’ broad spectrum of experience and expertise, and who have a reputation of integrity.

Rather than being bound by one-size-fits-all policies regarding the composition of the board of directors, the Nominating and Governance Committee instead seeks to make individual, facts-specific determinations. We believe that the company requires specialized experience and expertise in its leaders due to the uniqueness of its business and industry. The Nominating and Governance Committee annually assesses the appropriateness of the size of the board of directors, the skill set mix of each director, and the performance of each director when reviewing the annual board self-assessments, where each director has the opportunity to provide comprehensive feedback on himself/herself, his/her peers and the board as a whole. Seven of the current members of the board of directors have joined in the last eight years, reflecting our evolving business and leadership needs. The Nominating and Governance Committee does not currently mandate an age or length of service at which a director must resign, and instead focuses on whether each director continues to provide value to the company and its stockholders. The Nominating and Governance Committee has committed itself to carefully considering the breadth of skills, knowledge and representation when evaluating director candidates. While the committee does not have a formal policy or quota system, we seek to have a board that is representative of the artist, fan, and stockholder communities we serve. In this context, six of the last ten persons appointed or nominated for election to the board for the first time have been female and/or people of color, and currently, we have two female directors on our board, one of whom self-identifies as Asian and one of whom self-identifies as Black/African American, and two male directors who self-identify as Black/African American.

At a minimum, directors should:

•	have experience in positions with a high degree of responsibility;

•	demonstrate strong leadership skills;

•	have the time, energy, interest and willingness to serve as a director; and

•	contribute to the mix of skills, core competencies and qualifications of the board of directors and management.

In addition to recommendations from directors, management, and professional search firms, the Nominating and Governance Committee will consider director candidates properly submitted by stockholders. Stockholder recommendations should be sent to the General Counsel at our principal executive offices. The Nominating and Governance Committee will review all potential director nominees in the same manner, regardless of the source of the recommendation, in accordance with its charter.

2026 Proxy Statement | 7

Corporate Governance

Board Leadership Structure

Our board of directors is currently led by a Chairman who is not our Chief Executive Officer, is not an employee, and qualifies as independent. Under our bylaws and Board of Directors Governance Guidelines, the Chairman of the Board is responsible for coordinating the board of directors’ activities, including the scheduling of meetings and the determination of relevant agenda items.

Risk Oversight and Compensation Risk Assessment

The Audit Committee periodically reviews our policies and practices with respect to risk assessment and risk management, including discussing with management our major risk exposures and the steps that have been taken to monitor and control such exposures. The Audit Committee reports the results of its review to the board of directors.

Matters of risk management are brought to the attention of the Audit Committee by our President and Chief Executive Officer, our President and Chief Financial Officer, our General Counsel, our Chief Accounting Officer, our external auditors, and our Senior Vice President of Governance, Risk & Compliance. Our Senior Vice President of Governance, Risk & Compliance regularly reviews and assesses internal processes and controls for ongoing compliance with internal policies, as well as for potential weaknesses that could result in a failure of an internal control process. Management reviews and reports on potential areas of risk at the request of the Audit Committee or other members of the board of directors, including, without limitation, privacy; information security; physical security; health and safety; environmental, social and governance; and compliance with laws and regulations applicable to the company.

We believe that our compensation policies and practices do not create inappropriate or unintended significant risk to the company as a whole. We also believe that our incentive compensation arrangements provide incentives that do not encourage risk-taking beyond the company’s ability to effectively identify and manage significant risks, are compatible with effective internal controls and our risk management practices, and are supported by the oversight and administration of the Compensation Committee with regard to executive compensation programs.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics applicable to all of our directors, officers and employees, including our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer and Controller, which is a “code of ethics” as defined by applicable SEC rules. The purpose and role of this code is to, among other things, focus our directors, officers and employees on areas of ethical risk, provide guidance to help them recognize and deal with ethical issues, provide mechanisms to report unethical or unlawful conduct and to help enhance and formalize our culture of integrity, honesty and accountability. If we make any amendments to this code, other than technical, administrative or other non-substantive amendments, or grant any waivers, including implicit waivers, from any provision of this code that applies to our Chief Executive Officer, Chief Financial Officer, Chief Accounting Officer or Controller, or persons performing similar functions, and that relates to an element of the SEC’s “code of ethics” definition, then we will disclose the nature of the amendment or waiver in the Corporate Governance section of our website at investors.livenationentertainment.com/corporate-governance/governance-documents.

8 | 2026 Proxy Statement

Corporate Governance

Officer and Director Stock Ownership Guidelines

It is the board of directors’ policy that all directors and executive officers, consistent with their responsibilities to our stockholders as a whole, hold a significant equity interest in our company. Toward this end, the board expects that all directors own, or acquire within three years of first becoming a director, equity securities having a market value at least equal to five times (5x) the then-current amount of the annual cash retainer paid for board of directors service under the company’s non-employee director compensation program, which currently calculates to a minimum value of $500,000. In addition, the Board expects that (i) the Chief Executive Officer own, or acquire within three years of first becoming Chief Executive Officer, equity securities having a market value at least equal to five times (5x) the Chief Executive Officer’s then-current annual base salary, and (ii) other executive officers own, or acquire within three years of first becoming an executive officer, equity securities having a market value at least equal to two and one-half times (2.5x) such executive officer’s then-current annual base salary.

The board of directors recognizes that exceptions to this policy may be necessary or appropriate in individual cases and may approve such exceptions from time to time as it deems appropriate in the interest of our stockholders.

Board Practices

At each regular meeting of our board of directors, in addition to other matters, the board reviews a comprehensive business update and oversees the setting of specific operational and financial benchmarks. The board guides our company from a long-term strategic standpoint, and also continually oversees management’s progress in achieving short- and medium-term goals throughout our operations. The information reviewed and discussed at meetings of our board of directors and/or its committees includes items such as company and divisional objectives and key results, financial results and forecasts, key business metrics, business initiatives, corporate transactional activity such as acquisitions and new or proposed financings, physical and information security, and privacy standards and processes.

Our board of directors also oversees our human capital management programs, and periodically evaluates our company’s suite of programs and practices which are designed to attract and retain top-level talent. In this regard, the board has, among other things, reviewed employee retention data as benchmarked against industry averages, employee satisfaction survey results, employee engagement and retention programs, benefits programs, performance of key executives, a wide range of employee statistics, and pay equity and other compensation programs.

Stockholder Communications

Stockholders and other interested parties may communicate with the board of directors, any committee thereof, the independent or non-management directors as a group or any individual director in writing. All such written communications must identify the recipient and be forwarded by mail to:

Live Nation Entertainment, Inc.

9348 Civic Center Drive

Beverly Hills, California 90210

Attention: General Counsel

The General Counsel will act as agent for the directors in facilitating such communications. In that capacity, the General Counsel may review, sort, and summarize the communications.

Complaints about accounting, internal accounting controls or auditing matters may be made by calling our toll-free Business Integrity Hotline at (888) 497-2555, or via a web-reporting tool at www.livenation.alertline.com for those in North America and www.livenationinternational.alertline.com for those in international locations.

2026 Proxy Statement | 9

Corporate Governance

Certain Relationships and Transactions

Our Audit Committee is charged with the responsibility of reviewing, approving and overseeing all related-person transactions, as defined in SEC regulations. This responsibility is set forth, in part, in our Code of Business Conduct and Ethics under the heading “Policy on Related-Person Transactions” and in the Audit Committee Charter.

Generally, the policy covers any transaction in which we were or will be a participant, the amount involved exceeds $120,000 and any “related person” had, or will have, a direct or indirect material interest in the transaction. “Related person” includes, generally, any (i) director or executive officer, (ii) nominee for director, (iii) stockholder who beneficially owns more than 5% of any class of our voting securities and (iv) family members of any of the persons set forth in (i) through (iii) above.

Common Stock Repurchases

On December 15, 2025, we repurchased an aggregate of 166,107 net shares of common stock from certain executive officers upon their stock option exercise. These common stock repurchases were made at the closing market price at the trade date and were allocated to treasury stock as disclosed in our Annual Report on Form 10-K for the year ended December 31, 2025.

Atlanta Braves

During most of 2025, one individual who had a significant beneficial ownership interest in Liberty Media Corporation (which at the time owned in excess of 10% of our outstanding common stock) also had a significant beneficial ownership interest in Atlanta Braves Holdings, Inc. (“Atlanta Braves”). This related party relationship ended when Liberty Live was split off from Liberty Media Corporation, with Liberty Live now holding Liberty Media Corporation’s former Live Nation ownership interest. During 2025 while this was still a related party relationship, we leased a venue from, and provided ticketing services to the Atlanta Braves and paid royalty fees and non-recoupable ticketing contract advances. We also received transaction fees for tickets the Atlanta Braves sold using our ticketing software. During 2025, we recognized approximately $32.2 million in revenue and incurred approximately $19.2 million in expenses in connection with these transactions.

Sirius XM

Our Chief Executive Officer is a member of the board of directors of Sirius XM Holdings Inc. (“Sirius XM”), a satellite radio company. From time to time, we purchase advertising from Sirius XM and that company also purchases sponsorship opportunities from us. These transactions are entered into in the ordinary course of business on an arms-length basis. During 2025, we recognized approximately $1.1 million in revenue in connection with these transactions.

Agreements with Liberty

In connection with the 2010 merger between Live Nation and Ticketmaster Entertainment, Inc., or Ticketmaster, which is referred to as the merger, we entered into governance and other arrangements with predecessors of Liberty Media Corporation, which we refer to as Liberty Media.

Two current members of our board of directors were originally nominated by Liberty Media Corporation pursuant to a stockholder agreement. In December 2025, Liberty Media Corporation completed its split-off of its former wholly-owned subsidiary, Liberty Live, which included the assignment and transfer of its significant beneficial ownership interest in Live Nation to Liberty Live. One member of our board of directors is on Liberty Live’s board of directors and one member of our board of directors is an executive officer at Liberty Live. These directors receive directors’ fees and stock-based awards on the same basis as other non-employee members of our board of directors. As described in the section entitled “Security Ownership Table” beginning on page 25, as of April 13, 2026, Liberty Live beneficially owned 69,645,033 shares of our common stock.

10 | 2026 Proxy Statement

Corporate Governance

Liberty Stockholder Agreement

On February 10, 2009, Liberty Media, Live Nation and Ticketmaster entered into a stockholder agreement, or the Liberty Stockholder Agreement. The following summary is qualified by reference to the full Liberty Stockholder Agreement, which was included as Exhibit 10.1 to our Annual Report on Form 10-K for the fiscal year ended December 31, 2025. Liberty Media’s rights and obligations under the Liberty Stockholder Agreement have been assigned to, and assumed by, Liberty Live; accordingly, for purposes of the following description, “Liberty” now refers to Liberty Live.

Board Representation. Pursuant to the Liberty Stockholder Agreement, Liberty is entitled to nominate up to two Liberty directors for election to our board of directors until the earlier of (i) the date on which Liberty ceases to beneficially own at least 12,269,699 shares of Live Nation common stock, and (ii) the date on which Liberty ceases to own shares of Live Nation equity securities representing at least 5% of the total voting power of all Live Nation equity securities.

The directors nominated by Liberty must be reasonably acceptable to a majority of the board of directors who are not Liberty directors. In addition, one Liberty director must at all times qualify as “independent” within the meaning of applicable stock exchange rules. Live Nation has agreed to include each Liberty director in the slate of nominees recommended by the board of directors to the stockholders for election at each annual meeting and to use commercially reasonable efforts to cause the election of each Liberty director, including soliciting proxies in favor of the election of each such Liberty director. In the event a vacancy is created by the death, disability, retirement, resignation or removal (for any reason) of any Liberty director, Liberty has the right to designate a replacement or additional Liberty director. The Liberty Stockholder Agreement also addresses Liberty’s rights to representation on certain of the standing committees of the board of directors (Liberty has revocably waived these rights). Liberty’s current designees to our board are Messrs. Hollingsworth and Vogel.

Acquisition Restrictions. Pursuant to the Liberty Stockholder Agreement, Liberty will not directly or indirectly acquire (subject to certain exceptions), by means of a purchase, tender or exchange offer, business combination or otherwise, beneficial ownership of Live Nation equity securities in excess of 35% of the total voting power of all Live Nation equity securities. Such percentage is subject to adjustment, as described below, and is referred to as Liberty’s applicable percentage. In the event that Liberty’s beneficial ownership of Live Nation equity securities exceeds Liberty’s applicable percentage, no Live Nation equity securities beneficially owned by Liberty in excess of Liberty’s applicable percentage will be voted on any matter submitted to Live Nation stockholders and Live Nation will not recognize any votes cast by Liberty in excess of Liberty’s applicable percentage.

In connection therewith, we agreed not to take certain actions that would materially adversely affect Liberty’s ability to acquire Live Nation equity securities up to Liberty’s applicable percentage or would otherwise impose material economic burdens on Liberty’s ability to do so. We have approved Liberty Media and its affiliates and agreed to approve any of their permitted transferees as an “interested stockholder” of ours within the meaning of Section 203 of the Delaware General Corporation Law, or the DGCL, and to exempt such persons’ acquisition of Live Nation equity securities from the restrictions on “business combinations” set forth in Section 203 of the DGCL.

Transfer of Rights Under the Liberty Stockholder Agreement; Adjustment of Liberty’s Applicable Percentage. Under certain circumstances, if a transferee of Liberty’s Live Nation equity securities agrees to be bound by the Liberty Stockholder Agreement, certain rights and obligations under the Liberty Stockholder Agreement may be transferred by Liberty to such transferee.

If Liberty transfers Live Nation equity securities to one of Liberty’s affiliates and such entity thereafter ceases to be a Liberty affiliate as a result of a spin-off transaction, all of the rights and obligations of Liberty under the Liberty Stockholder Agreement will apply to such entity, including the rights to board representation described above. In that event, Liberty’s applicable percentage then in effect will apply to the spun-off Liberty affiliate and thereafter the applicable percentage attributable to Liberty will be 5%. If, however, Liberty transfers Live Nation equity securities to one of Liberty’s affiliates and no spin-off transaction occurs, then Liberty will retain all of the rights to board representation provided by the Liberty Stockholder Agreement.

2026 Proxy Statement | 11

Corporate Governance

If Liberty transfers all of its Live Nation equity securities to a third party who, after such transfer, does not own Live Nation equity securities in excess of Liberty’s applicable percentage, then all of the rights and obligations of Liberty under the Liberty Stockholder Agreement, other than the rights to board representation described above, will apply to such transferee. In that event, Liberty’s applicable percentage prior to such transfer will apply to such third-party transferee and thereafter the applicable percentage attributable to Liberty will be 0%. Live Nation will thereafter have the opportunity to amend its stockholder rights plan to remove Liberty’s ability to acquire Live Nation common stock in excess of the threshold permitted by the stockholder rights plan.

The rights and obligations of Liberty under the Liberty Stockholder Agreement may only be transferred to a third party twice, which transfers are in addition to the transfer of Live Nation equity securities in connection with the spin-off of a Liberty affiliate as described above.

The Liberty Stockholder Agreement provides that in the event that Liberty transfers Live Nation equity securities other than as described above (subject to certain permitted hedging transactions), Liberty’s applicable percentage will be reduced by the amount of Live Nation equity securities transferred.

Registration Rights Agreement

On January 25, 2010, we entered into a registration rights agreement, or the Registration Rights Agreement, with Liberty Media. The following summary is qualified by reference to the full Registration Rights Agreement, which was included as Exhibit 10.2 to our Annual Report on Form 10-K for the year ended December 31, 2025. Liberty Media’s rights and obligations under the Registration Rights Agreement have been assigned to, and assumed by, Liberty Live; accordingly, for purposes of the following description, “Liberty” now refers to Liberty Live.

Under the Registration Rights Agreement, Liberty is entitled to three demand registrations (and unlimited piggyback registrations) with respect to Liberty’s shares of Live Nation common stock, provided that any such demand involves Live Nation common stock with an aggregate offering price of at least $75 million on the date of such demand. Liberty will also be permitted to exercise its registration rights in connection with certain hedging transactions that it may enter into in respect of its shares of Live Nation common stock.

In addition, we will indemnify Liberty, and Liberty will indemnify us, against specified liabilities in connection with misstatements or omissions in any registration statement. We will be responsible for expenses related to any registration, other than certain specified expenses, including, but not limited to, (i) costs of printing and mailing the registration statement or other documents related to the offering, (ii) brokers’ commissions or underwriters’ discounts and (iii) costs of ours relating to analyst or investor presentations.

12 | 2026 Proxy Statement

Proposal No. 1—Election of Directors

Director Nominees

The board of directors is soliciting approval of the following director nominees:

•	Maverick Carter

•	Ping Fu

•	Richard A. Grenell

•	Jeffrey T. Hinson

•	Chad Hollingsworth

•	James Iovine

•	James S. Kahan

•	Randall T. Mays

•	Richard A. Paul

•	Michael Rapino

•	Carl E. Vogel

•	Latriece Watkins

As we elect all members of our board of directors annually, the twelve nominees will serve for a one-year term expiring on the date of our Annual Meeting of Stockholders held in 2027 or until their successors are elected or their earlier resignation or removal. All of the director nominees are current members of the board of directors and are standing for re-election.

A director nominee will be elected only if he or she receives a majority of the votes cast with respect to his or her election in an uncontested election (that is, the number of shares voted “for” a director nominee must exceed the number of votes cast “against” that nominee). For purposes of electing directors, not voting, withholding your vote by voting “abstain” or a broker non-vote is not counted as a vote cast, and therefore will have no effect on the outcome of the election of directors.

Each of the director nominees has indicated a willingness to serve, or continue to serve, as a director if elected. If any director nominee becomes unable to serve, the board of directors may designate a substitute nominee, in which case the designated proxy holders, Mr. Rapino and Mr. Berchtold, will vote for such substitute nominee.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH NAMED DIRECTOR NOMINEE.

2026 Proxy Statement | 13

Proposal No. 1—Election of Directors

General Information About the Board of Directors

Our bylaws provide that our business and affairs will be managed by, or under the direction of, our board of directors. Set forth below is biographical information for the director nominees as of the date of this proxy statement, and the qualifications that led the board to conclude that each should serve as a director.

Maverick Carter | Director Since 2018
Age: 44 Committees: Nominating and Governance (Chair)

Background

Mr. Carter has served as a member of our board of directors since 2018. A forward-thinking entrepreneur, investor and CEO, Mr. Carter has significantly impacted the intersection of sports, media, and business to help usher in a new era of storytelling and athlete empowerment. As Co-Founder of The SpringHill Company, Carter channeled his passionate curiosity and business savvy into building brands that develop authentic, award-winning content across several platforms and notable experiences, all with a common thread of empowering others. In 2024, The SpringHill Company and its distinguished brands including UNINTERRUPTED, SpringHill, The Shop, and The Robot Company, merged with Fulwell 73 Productions to form a leading global entertainment company, Fulwell Entertainment, LLC. With an extensive background in marketing and business development, Carter was instrumental in building LRMR Ventures, the venture company that holds and oversees all of Carter’s and LeBron James’ current investments and business assets, and in securing James’ lifetime deal with Nike, the first in the company’s history. Building on a long-time partnership with Fenway Sports Group, Carter became a partner in the historic company in 2021. Mr. Carter previously served on the Advisory Council for the Smithsonian’s National Museum of African American History and Culture, Walmart’s Opportunity Leadership Council, and the JPMorgan Chase Advancing Black Pathways Advisory Board. Carter also provides strategic insights to leading companies and nonprofit organizations, serving as a board member of: The Red Sox Foundation, privately-held Equinox Group, non-profit RISE, non-profit After School All Stars, Flipper’s Roller Boogie Palace, LOBOS 1707 Tequila Company, Fulwell Entertainment, LLC, and The LeBron James Family Foundation, which is committed to creating generational change in his hometown of Akron, Ohio. He also serves as an advisor to Draft Kings, Beekeeper Coffee, international basketball startup league Project B, Rocket Youth Brands, FL Newsletter, OffBall Inc., MSA Acceleration Partners, Tetavi, Front Office Sports, and Kitch.

Qualifications

Mr. Carter’s qualifications as a director include his professional background and experience, previously held senior executive-level positions, his leadership skills developed while developing and growing LRMR Ventures and its operating companies, and his extensive knowledge and understanding of, and reputation in, the entertainment and media industries.

14 | 2026 Proxy Statement

Proposal No. 1—Election of Directors

Ping Fu | Director Since 2018
Age: 67 Committees: Audit

Background

Ms. Fu has been on our board of directors since 2018 and currently serves on the boards of directors at Capstone Green Energy Corporation and the Burning Man Project. As a technology entrepreneur, Ms. Fu was foundational in shaping the commercial internet. In 1997, she co-founded Geomagic, Inc., a groundbreaking 3D imaging software company, where she served as CEO until its acquisition in 2013. She then joined 3D Systems Corporation as Chief Entrepreneur Officer, leading global innovation initiatives from 2013 to 2016. Ms. Fu’s expertise spans AI, cybersecurity, immersive technologies, and enterprise software. She has advised U.S. presidents, contributed to international diplomacy, and supported innovation strategies for the United Arab Emirates. At the nexus of technology, policy, and business, she champions forward-looking solutions that advance industry and society.

Other Public Directorships • Capstone Green Energy Corporation.

Qualifications

Ms. Fu’s qualifications as a director include her professional background and experience, her cybersecurity expertise, her extensive track record as a futurist in technology trends, social change and policy-making, her long history of working with and nurturing innovators and creative talents, previously held senior executive-level positions and global business experiences.

Richard A. Grenell | Director Since 2025
Age: 59

Background

Richard A. Grenell has served on our board of directors since May 2025. He is the Special Presidential Envoy for Special Missions (2025-present). He previously served as President of the Trump Kennedy Center (2025-2026), Acting Director of National Intelligence (2020), U.S. Ambassador to Germany (2018-2020), Special Presidential Envoy for Serbia and Kosovo Peace Negotiations (2019-2020), and Director of Communications and Public Diplomacy for the U.S. Mission to the United Nations (2001-2008). He founded the global public affairs consultancy, Capitol Media Partners. Grenell has also worked on seven U.S. presidential campaigns, including as chief foreign affairs spokesman to the 2012 Republican presidential nominee. He has contributed to a variety of English and German-language media, from MSNBC and Fox to Bild and Focus. He holds an M.P.A. from Harvard’s Kennedy School of Government and a B.A. from Evangel College.

Qualifications

Ambassador Grenell’s qualifications as a director include his experience as the President of a large arts center, a Cabinet official overseeing sixteen intelligence agencies, his service on several private company boards, as well as his extensive media experience.

2026 Proxy Statement | 15

Proposal No. 1—Election of Directors

Jeff Hinson | Director Since 2005
Age: 71 Committees: Audit (Chair)

Background

Mr. Hinson has served as a member of our board of directors since 2005. Mr. Hinson has been President of YouPlus Media, LLC since June 2009. He additionally currently serves as the Chief Financial Officer and as a director of IPTalons, Inc, a private company which is in the business of protecting intellectual property and trade secrets, inventions, internal expertise, and know-how against espionage and theft conducted by governments, competitors, and criminal enterprises. Previously, he served as Chief Executive Officer of Border Media Partners, LLC from 2007 to 2009, was a private financial consultant from 2005 to 2007 and served as Executive Vice President and Chief Financial Officer of Univision Communications Inc., or Univision, from 2004 to 2005. He served as Senior Vice President and Chief Financial Officer of Univision Radio, the radio division of Univision, from 2003 to 2004. From 1997 to 2003, Mr. Hinson served as Senior Vice President and Chief Financial Officer of Hispanic Broadcasting Corporation, which was acquired by Univision in 2003 and became the radio division of Univision. Mr. Hinson previously served as a director of Windstream Holdings, Inc., a provider of advanced network communications, from 2006 to 2020, and as a director of Tivo Inc., a provider of entertainment technology and audience insights, from 2007 to 2019, and as a director of Ares Commercial Real Estate Corporation, from 2012 to 2014. Mr. Hinson additionally serves as a director of several privately-held companies.

Qualifications

Mr. Hinson’s qualifications as a director include his professional background and experience, previously held senior executive-level positions, his service on other public company boards, his extensive experience with companies in the media sector, and his financial expertise.

Chad Hollingsworth | Director Since 2020
Age: 49 Committees: Compensation (Chair)

Background

Mr. Hollingsworth has served as a member of our board of directors since 2020. Mr. Hollingsworth has served as President and Chief Executive Officer of Liberty Live Holdings, Inc. since December 2025. Previously, he served as Senior Vice President, Corporate Strategy at Liberty Media Corporation from 2024 until December 2025. Prior to that, he was Senior Vice President, Corporate Development at Liberty Media Corporation since 2016. He first joined Liberty in 2007. Mr. Hollingsworth has been in corporate governance roles for public and private companies for the majority of his career. Mr. Hollingsworth currently serves as a director for Rocky Mountain PBS and Invest in Kids, both Colorado-based nonprofits.

Qualifications

Mr. Hollingsworth’s qualifications as a director include his professional background and experience as a senior-level executive, his service on other boards of directors, and his expertise in identifying and executing on business opportunities and strategy. Mr. Hollingsworth was first nominated as a director by Liberty Media pursuant to the Liberty Stockholder Agreement.

16 | 2026 Proxy Statement

Proposal No. 1—Election of Directors

Jimmy Iovine | Director Since 2014
Age: 73 Committees: Compensation

Background

Mr. Iovine has served as a member of our board of directors since 2014. Most recently, Mr. Iovine served as a creative consultant to Apple Inc. from 2014 until 2018. Previously, he co-founded Interscope Records in 1990, which subsequently became Interscope Geffen A&M in 1999. In 2006, he co-founded Beats Electronics and Beats Music, companies which produce audio products and operate a music streaming service, and which were sold to Apple Inc. in May 2014. Mr. Iovine currently serves as a director of NTWRK, Rosewood Creative Marketing Agency, Backflip House, LLC, Bizarr Studios LLC, and Defiant Ones, LLC, all of which are privately-held companies, as well as Iovine and Young Foundation and XQ Institute, organizations dedicated to rethinking the high school experience so that every student graduates ready to succeed in life, Iovine and Young Academy, an educational institution, and Iovine and Young Center, an educational institution.

Qualifications

Mr. Iovine’s qualifications as a director include his professional background and experience, previously held senior executive-level positions, his extensive knowledge and understanding of, and reputation in, the music industry, and his experience as an entrepreneur in the music industry.

Jim Kahan | Director Since 2007
Age: 78 Committees: Audit

Background

Mr. Kahan has served as a member of our board of directors since 2007. Mr. Kahan is a former executive of AT&T where he spent nearly 38 years. During his tenure at AT&T and its predecessors, he oversaw approximately $300 billion of acquisitions and divestitures, including the acquisitions of Pacific Telesis (1997), Southern New England Telecommunications (1998), Ameritech (1999) and the former AT&T Corp. (2005), as well as Cingular Wireless’ acquisition of AT&T Wireless (2004). He was also responsible for AT&T’s acquisition of BellSouth Corp. in 2006. Mr. Kahan serves as a director of Catch Media, Inc., a private digital media company, and previously served as a director of Amdocs Ltd., a publicly-traded company that provides software products and services to the communications industry worldwide, from 1998 until January 2023.

Qualifications

Mr. Kahan’s qualifications as a director include his professional background and experience, previously held senior executive-level positions, his service on other public and private company boards and his financial and mergers and acquisitions expertise.

2026 Proxy Statement | 17

Proposal No. 1—Election of Directors

Randall Mays | Director Since 2005
Age: 60 Committees: Executive (Chair), Compensation

Background

Mr. Mays has served as a member of our board of directors since our formation in 2005 and as our Chairman of the board since April 2025. He has served as Co-Chairman, Co-Chief Executive Officer and Chief Financial Officer of BlueRiver Acquisition Corp., a blank check company, since October 2020. He additionally currently serves as President of Running M Capital, a private investment company, and formerly served as Vice Chairman, President and Chief Financial Officer of Clear Channel Communications, Inc. Additionally, Mr. Mays currently serves as a director of private companies BuildGroup, an Austin, Texas-based fund that invests in Technology companies; and LP Spinal Stabilization Technologies, a Boulder, Colorado-based company that develops Medical Devices.

Other Public Directorships • BlueRiver Acquisition Corp.

Qualifications

Mr. Mays’ qualifications as a director include his professional background and experience, previously held senior executive-level positions, his service on other public and private company boards, and his financial, media and advertising expertise.

Richard A. Paul | Director Since 2023
Age: 45

Background

Mr. Paul has served as a member of our board of directors since April 2023. Mr. Paul is the Chief Executive Officer and founder of KLUTCH Sports Group, which he founded in his hometown of Cleveland, Ohio in 2012. Mr. Paul also serves as United Talent Agency’s (UTA’s) Head of Sports and is an agency partner, and was appointed to UTA’s Board of Directors in 2020. In 2019, Mr. Paul was named GQ’s “PowerBroker of the Year” and “The King Maker” on the cover of Sports Illustrated. In 2021, TIME recognized KLUTCH Sports on its first-ever list of TIME100 Most Influential Companies, and Variety recently named Paul to their “Variety500” list of the most influential business leaders shaping the global media industry. Mr. Paul is also credited with driving the reversal of the so-called “Rich Paul Rule,” which would have banned agents without a college degree from representing NCAA student athletes. In 2021, Mr. Paul and three former Nike executives formed ADOPT, a creative agency focused on sport, wellness, nutrition, tech and other consumer facing products. Mr. Paul joined the Board of Trustees of LACMA and the Board of Directors of Funko in 2022. Mr. Paul is also a minority partner of The SpringHill Company. Mr Paul serves as a director of United Talent Agency, a privately-held talent agency, as a director of the Los Angeles County Museum of Art, and a Strategic Advisor for Funko, Inc., a pop culture consumer products company.

Other Public Directorships • Designer Brands Inc.

Qualifications

Mr. Paul’s qualifications as a director include his professional background and experience, previously held senior executive-level positions and entrepreneurial endeavors, his service on other public and private company boards, his leadership skills developed while founding and growing KLUTCH Sports Group, and his extensive knowledge and understanding of, and reputation in, the sports and entertainment industries.

18 | 2026 Proxy Statement

Proposal No. 1—Election of Directors

Michael Rapino | Director Since 2005
Age: 60 Committees: Executive	Background Mr. Rapino is our President and Chief Executive Officer and has served in this capacity since 2005. He has also served on our board of directors since 2005.	Other Public Directorships • Sirius XM Holdings Inc.

Qualifications

Mr. Rapino’s qualifications as a director include his professional background and experience, his leadership skills acquired prior to and while serving as Chief Executive Officer of Live Nation, his extensive knowledge and understanding of, and reputation in, the music industry, and his understanding of Live Nation’s business, operations, products and services.

Carl E. Vogel | Director Since 2025
Age: 68

Background

Mr. Vogel has served as a member of our board of directors since June 2025. He is a private investor and an industry advisor focused on media and communications. Mr. Vogel served in various roles as an advisor and member of the board of directors of Production Resource Group, a private company, from October 2024 to April 2026. Mr. Vogel served as President of Dish Network Corporation, a satellite television provider from September 2006 until February 2008 and served as its Vice Chairman from June 2005 until March 2009. From October 2007 until March 2009, Mr. Vogel served as the Vice Chairman of the board of directors of, and as a Senior Advisor to, EchoStar Communications Corporation. From 2001 until 2005, Mr. Vogel served as the President and Chief Executive Officer of Charter Communications, Inc., a cable television and broadband services provider. Prior to joining Charter, Mr. Vogel worked as an executive officer in various capacities for companies affiliated with Liberty Media.

Other Public Directorships • AMC Networks Inc.

Qualifications

Mr. Vogel’s qualifications as a director include his extensive experience in executive leadership at various communications and media companies, and the knowledge and expertise he has gained through multiple public company directorships, including his service on audit and compensation committees. Mr. Vogel was first nominated as a director by Liberty Media pursuant to the Liberty Stockholder Agreement.

2026 Proxy Statement | 19

Proposal No. 1—Election of Directors

Latriece Watkins | Director Since 2021
Age: 51 Committees: Compensation, Nominating and Governance

Background

Latriece Watkins has served as a member of our board of directors since 2021. Ms. Watkins is President and CEO of Sam’s Club, a unit of Walmart Inc. Immediately prior to that she was Executive Vice President and Chief Merchandising Officer for Walmart U.S. Before that role, Ms. Watkins was Executive Vice President of the Consumables division. She plays a pivotal role in driving Walmart’s business success and in shaping the future of retailing for the enterprise. Over the course of her career, Ms. Watkins has held several key leadership positions in merchandising, human resources and store operations, and began at Walmart in the company’s real estate division as an intern. Ms. Watkins graduated from Spelman College with a B.A. in political science and received a J.D. at the University of Arkansas law school.

Qualifications

Ms. Watkins’ qualifications as a director include her professional background and experience, previously held senior-executive level positions, her service on other private company boards, her leadership skills developed while leading large organizations, and the breadth of her leadership experience, which includes merchandising, human resources, operations, real estate disposition and development and enterprise-level cultural change and transformation.

20 | 2026 Proxy Statement

Proposal No. 1—Election of Directors

Board Meetings

Our board of directors met five times during 2025 and acted by unanimous written consent once. All incumbent directors attended at least 75% of the aggregate meetings of the board of directors and of board committees on which they served during the time they were serving as a director or committee member, as applicable. We have adopted a formal policy on director attendance at annual meetings of stockholders, which states that each director is strongly encouraged to attend such meetings, including by electronic means as appropriate, unless attendance is precluded by health or other significant personal matters. Nine of our twelve directors attended our 2025 annual meeting of stockholders.

The board of directors has appointed Mr. Mays, as the non-executive chairman of the board, to preside over executive sessions of the non-management directors.

Board Committees

The board of directors has four standing committees: the Audit Committee, the Nominating and Governance Committee, the Compensation Committee and the Executive Committee, each of which is described below. Each committee, other than the Executive Committee, operates under a written charter adopted by the board of directors. All of the committee charters are publicly available in the Corporate Governance section of our website at investors.livenationentertainment.com/corporate-governance/governance-documents or may be obtained upon written request to our General Counsel at our principal executive offices.

Committee members are elected by the board of directors, upon the Nominating and Governance Committee’s recommendations, and serve until their successors are elected or their earlier resignation or removal.

The current composition of the board committees is as follows:

Name	Audit Committee	Nominating and Governance Committee	Compensation Committee	Executive Committee
Maverick Carter		✓ (Chair)
Ping Fu	✓
Richard Grenell
Jeff Hinson	✓ (Chair)
Chad Hollingsworth			✓ (Chair)
Jimmy Iovine			✓
Jim Kahan	✓
Randall Mays			✓	✓ (Chair)
Richard A. Paul
Michael Rapino				✓
Carl Vogel
Latriece Watkins		✓	✓

2026 Proxy Statement | 21

Proposal No. 1—Election of Directors

Audit Committee
Members: Jeff Hinson (Chair) Ping Fu Jim Kahan Independent/ Financially Literate Each member is independent and financially literate. Audit Committee Financial Experts Jeff Hinson and Jim Kahan

Primary Responsibilities

As set forth in more detail in the Audit Committee Charter, the Audit Committee’s purpose is to assist the board of directors in its general oversight of the quality and integrity of our accounting, auditing and financial reporting and internal control practices. The specific responsibilities of the Audit Committee include:

•

appointing, compensating, overseeing and terminating the independent registered public accounting firm;

•

approving all audit and non-audit services (other than those non-audit services prohibited by law) to be provided by the independent registered public accounting firm;

•

reviewing and discussing the annual and quarterly financial statements and related notes and the specific disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations”;

•

reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s responses thereto;

•

discussing earnings press releases, as well as financial information and earnings guidance provided to analysts and rating agencies, if any;

•

reporting regularly to the full board of directors regarding, among other things, the quality and integrity of our financial statements, compliance with legal or regulatory requirements, the performance and independence of the independent registered public accounting firm and the performance of the internal audit function;

•

maintaining free and open communications with, and periodically meeting with, management, the internal auditors and the independent registered public accounting firm;

•

discussing guidelines and policies with respect to risk assessment and risk management, including reviewing and discuss periodic reports from management pertaining to significant risk areas, including, among others, physical security, data privacy and information/cyber security programs;

•

overseeing our Policy on Related-Person Transactions, as amended and supplemented from time to time;

•

reviewing and approving the Report of the Audit Committee of the Board of Directors included in our annual proxy statements;

•

complying with all other responsibilities and duties set forth in the Audit Committee Charter; and

•

oversight responsibility for areas such as data privacy; cybersecurity; physical security; health and safety; environmental, social and governance (including with respect to the company’s public disclosures related thereto); and compliance with laws and regulations applicable to the company.

For additional information concerning the Audit Committee, see “Report of the Audit Committee of the Board of Directors” included in this proxy statement.

Nominating and Governance Committee
Members: Maverick Carter Latriece Watkins Independent Both members are independent.

Primary Responsibilities

The specific responsibilities of the Nominating and Governance Committee include:

•

identifying, screening and recruiting qualified individuals to become board members;

•

proposing nominations for the board of directors and board committee membership;

•

assessing the composition of the board of directors and board committees;

•

overseeing the performance of the board of directors; and

•

complying with all other responsibilities and duties set forth in the Nominating and Governance Committee Charter.

22 | 2026 Proxy Statement

Proposal No. 1—Election of Directors

Compensation Committee
Members: Chad Hollingsworth (Chair) Jimmy Iovine Randall Mays Latriece Watkins Independent Each member is independent.

Primary Responsibilities

The specific responsibilities of the Compensation Committee include:

•

reviewing and approving, and/or recommending modifications to, the base salary, incentive compensation and all other compensation of our Chief Executive Officer and other executive officers;

•

overseeing the administration of our equity-based plans;

•

reviewing and approving the Report of the Compensation Committee of the Board of Directors included in our proxy statements;

•

reviewing and discussing with management the Compensation Discussion and Analysis included in our proxy statements;

•

reviewing, from time to time, the compensation and benefits of directors who are not employees of the company and recommending any changes to the board that the committee deems appropriate;

•

overseeing the company’s submissions to stockholders on executive compensation matters, including advisory votes on executive compensation and the frequency of such votes, incentive and other executive compensation plans and amendments to such plans;

•

consulting on the appropriate engagement with shareholder groups and proxy advisory firms on executive compensation matters;

•

overseeing and periodically assessing material risks associated with the company’s compensation structure, policies and programs for executive officers;

•

assisting the board in its oversight of the company’s policies and strategies relating to culture and human capital management, including diversity and inclusion;

•

overseeing the company’s Policy for Recovery of Erroneously Awarded Compensation (commonly called a “clawback policy”); and

•

complying with all other responsibilities and duties set forth in the Compensation Committee Charter.

Compensation Committee meetings are regularly attended by the Chief Executive Officer and, from time to time, other members of management, as requested by the committee.

Executive Committee
Members: Randall Mays Michael Rapino

Primary Responsibilities

The specific responsibilities of the Executive Committee are to:

•

be available to the company’s executive management to discuss significant operational and strategic issues from time to time;

•

serve as a conduit between executive management and the board of directors, including helping to facilitate board processes and communications; and

•

have such further powers and responsibilities, and undertake such specific actions or duties, as may be delegated to it in the future by the board of directors.

The Executive Committee did not formally meet during the 2025 fiscal year, though the members met informally from time to time to discuss the affairs of the company.

2026 Proxy Statement | 23

Director Compensation

Pursuant to our non-employee director compensation plan, we currently pay (i) each of our non-employee directors an annual cash retainer of $100,000, (ii) each member of the Audit Committee, Compensation Committee and Nominating and Governance Committee an additional annual cash retainer of $21,000, $15,000 and $10,000, respectively, (iii) the Chairpersons of the Audit Committee, Compensation Committee and Nominating and Governance Committee a further annual cash retainer of $18,000, $15,000 and $10,000, respectively, and (iv) the non-executive Chairman of the Board an additional annual cash retainer of $60,000, which he or she may elect to receive in either cash or shares of restricted stock. No additional per-meeting fees apply under the plan.

Under the plan, each non-employee director also receives a grant of $200,000 in shares of restricted stock based on the average closing price of our stock during the 20 trading days prior to the date of the grant (i) upon such non-employee director’s appointment to the board of directors (prorated for the period from the director’s appointment through the anticipated date of our next annual meeting of stockholders), and (ii) on an annual basis thereafter. The non-executive Chairman of the Board receives an additional annual grant of $120,000 in shares of restricted stock based on the average closing price of our stock during the 20 trading days prior to the date of the grant. We may also grant additional discretionary stock-based awards to our non-employee directors (though no such grants were made in 2025), and these directors may elect to receive their cash fees in the form of shares of our common stock.

Only non-employee directors are eligible to receive compensation for their services as a director. Accordingly, Mr. Rapino, our President and Chief Executive Officer, did not receive any separate director compensation during 2025.

2025 Director Compensation Table

The following table shows compensation paid to the members of our board of directors for the fiscal year ended December 31, 2025.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Maverick Carter	115,000	198,117	313,117
Ping Fu	121,000	198,117	319,117
Richard Grenell	62,088	198,117	260,205
Jeff Hinson	139,000	198,117	337,117
Chad Hollingsworth	130,000	198,117	328,117
Jimmy Iovine	115,000	198,117	313,117
Jim Kahan	121,000	198,117	319,117
Randall Mays	125,000	376,309	501,309
Richard A. Paul	107,500	198,117	305,617
Michael Rapino	—	—	—
Carl Vogel	55,220	198,117	253,337
Latriece Watkins	122,500	198,117	320,617
Greg Maffei(2)	44,780	—	44,780

(1)

The amounts set forth in this column reflect shares of restricted stock granted under our stock incentive plans. The amounts listed are equal to the aggregate grant date fair value computed in accordance with ASC topic 718, Compensation — Stock Compensation, or ASC 718 (which will generally lead to a reported value that differs from the amount set forth in the director compensation policy outlined above under “Director Compensation” due to the different methodologies). A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 12 of the Notes to Consolidated Financial Statements of our Annual Report on Form 10-K for the year ended December 31, 2025. The restricted stock awards vest in full on the first anniversary of the grant or, for off-cycle grants, on the first anniversary of the on-cycle grants. The ownership of company securities as of the record date for each director is set forth below in the “Security Ownership Table.”

(2)	Mr. Maffei stepped off the board as of June 12, 2025.

24 | 2026 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

Security Ownership Table

The following table sets forth certain information regarding beneficial ownership of our common stock as of the Record Date (April 13, 2026), by:

•	each person known by us to beneficially own 5% or more of our common stock;

•	each current director and director nominee;

•	each of our current executive officers named in the 2025 Summary Compensation Table; and

•	all of our executive officers, directors and director nominees as a group.

Beneficial ownership is determined in accordance with SEC rules and regulations. Unless otherwise indicated in the footnotes to this table, and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Beneficial ownership also includes shares of common stock subject to options exercisable on or before June 12, 2026 (60 days after April 13, 2026); provided, however, that these shares are not deemed outstanding for computing the percentage ownership of each other person. The percentage of beneficial ownership is based on 235,124,811 shares of our common stock outstanding (or deemed to be outstanding under SEC rules and regulations) as of April 13, 2026. Unless otherwise indicated, the address of each of the stockholders listed below is c/o Live Nation Entertainment, Inc., 9348 Civic Center Drive, Beverly Hills, California 90210.

	Amount and Nature of Beneficial Ownership
Name of Beneficial Owner	Common Stock	Exercisable Options	Restricted Stock Unvested	Other	Total	Percent
Maverick Carter	18,013	—	1,402	—	19,415	*
Ping Fu	15,128	—	1,402	—	16,530	*
Richard Grenell	102	—	1,402	—	1,504	*
Jeff Hinson(1)	46,628	—	1,402	200	48,230	*
Chad Hollingsworth	12,381	—	1,402	—	13,783	*
Jimmy Iovine	37,351	—	1,402	13,740	52,493	*
Jim Kahan(2)	—	—	1,402	101,613	103,015	*
Randall Mays(3)	109,222	—	2,663	28,957	140,842	*
Richard A. Paul	4,928	—	1,402	—	6,330	*
Carl Vogel	—	—	1,402	—	1,402	*
Latriece Watkins	7,400	—	1,402	—	8,802	*
Michael Rapino	3,720,294	195,578	501,588	—	4,417,460	1.88%
Joe Berchtold	675,629	93,537	265,068	—	1,034,234	*
Brian Capo	6,869	—	4,686	193	11,748	*
John Hopmans	95,373	418,760	102,976	—	617,109	*
Michael Rowles	178,209	89,151	26,507	—	293,867	*
All directors, director nominees and executive officers as a group (16 persons)(4)	4,927,527	797,026	917,508	144,703	6,786,764	2.89%
Liberty Live Holdings, Inc.(5)	—	—	—	69,645,033	69,645,033	29.62%
BlackRock, Inc.(6)	—	—	—	11,694,401	11,694,401	4.97%

2026 Proxy Statement | 25

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

*	Percentage of common stock beneficially owned by the named stockholder does not exceed one percent of Live Nation Entertainment common stock.

(1)	“Other” includes 200 shares of common stock held by Mr. Hinson’s son who shares the same household as Mr. Hinson.

(2)

“Other” consists of 74,595 shares held by a trust of which Mr. Kahan is a co-trustee and co-beneficiary, 14,788 shares held by a trust of which Mr. Kahan is a trustee and beneficiary, 11,230 shares held by trusts of which Mr. Kahan is the trustee and his children are the beneficiaries, 960 shares held by a trust of which Mr. Kahan is a co-trustee and 40 shares held by a limited liability company where Mr. Kahan has been granted certain investment authority.

(3)

“Other” consists of 11,323 shares held by trusts of which Mr. Mays is the trustee and his children are the beneficiaries, 12,004 shares held by trusts of which a member of Mr. Mays’ immediate family is the trustee and his children are the beneficiaries, and 5,630 shares held by trusts of which Mr. Mays is a 25% beneficiary and co-trustee.

(4)	See footnotes 1 through 3.

(5)

Address: 12300 Liberty Boulevard, Englewood, Colorado 80112. Information is based solely on a Schedule 13D filed by Liberty Live Holdings, Inc. with the SEC on December 17, 2025. Such form states that the reporting person has sole voting power with respect to 69,645,033 shares, shared voting power with respect to no shares, sole dispositive power with respect to 69,645,033 shares, and shared dispositive power with respect to no shares. In addition, such form states that the reporting person has sole voting and dispositive power with respect to 19,459,339 shares that are held indirectly through wholly-owned subsidiaries, which shares are included in the total beneficial ownership amount.

(6)

Address: 50 Hudson Yards, New York, New York 10001. Information is based solely on a Schedule 13G filed by BlackRock, Inc. with the SEC on July 17, 2025. Such form states that the reporting persons aggregately have sole voting power with respect to 10,673,356 shares, shared voting power with respect to no shares, sole dispositive power with respect to 11,694,401 shares, and shared dispositive power with respect to no shares.

Equity Compensation Plan Information

The table below provides information relating to shares of our common stock that may be issued under our existing equity compensation plans as of December 31, 2025:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding the securities reflected in column (a)) (c)

Equity compensation plans approved by security holders	924,602	(1)	$41.65	7,072,685

Equity compensation plans not approved by security holders	—		—	—

Total	924,602		$41.65	7,072,685

(1)

In addition, there were 3,157,954 shares of restricted and deferred stock awards granted under the plans outstanding. Since these shares do not have an exercise price, they are not included in the calculation of the weighted-average exercise price in column (b). These shares of restricted and deferred stock awards are considered outstanding shares and thus are included in the number of shares outstanding as of the Record Date. The table reflects awards outstanding under both the Live Nation and Ticketmaster Plans; as of December 31, 2025, there remained 7,072,685 shares available for issuance under the Live Nation plan and no shares under the Ticketmaster plan (which expired in August 2018 such that no new grants or awards may be made).

26 | 2026 Proxy Statement

Proposal No. 2—Advisory Vote on the Compensation Paid to Our Named Executive Officers

In accordance with SEC rules, we are providing the company’s stockholders the opportunity to vote at this annual meeting to approve the compensation paid to the company’s named executive officers, as disclosed in this proxy statement pursuant to Item 402 of Regulation S-K under the Securities Act of 1933, as amended, or the Securities Act, and the Exchange Act. The stockholder vote on executive compensation is an advisory vote only, and it is not binding on the company or our board of directors.

Although the vote is nonbinding, the Compensation Committee and the board of directors value the opinions of our stockholders and will consider the outcome of the vote when making future compensation decisions. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders an opportunity to endorse or not endorse our executive officer pay program and policies through the following resolution:

“RESOLVED, that the stockholders approve, on an advisory basis, the compensation paid to the named executive officers, as disclosed in the company’s proxy statement for the 2026 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, the 2025 Summary Compensation Table and the other related tables and disclosure.”

As described more fully in the Compensation Discussion and Analysis section of this proxy statement beginning on page 31, we believe that our executive compensation program is reasonable, competitive and strongly focused on pay for performance principles. Since our first say-on-pay vote was held in 2011, we have carefully assessed the results and made changes accordingly—just recently, as detailed below in our Compensation Discussion and Analysis, we have formally changed three compensation practices as a result of stockholder feedback. At our 2025 Annual Meeting of Stockholders, approximately 74% of the votes cast (excluding abstentions and broker non-votes) were in favor of our say-on-pay proposal. We emphasize compensation opportunities that reward our executives when they deliver targeted financial results. The compensation paid to our named executive officers varies depending upon the achievement of pre-established performance goals, which may be both individual and corporate. Through stock ownership requirements and equity incentives, we also align the interests of our executives with those of our stockholders and the long-term interests of Live Nation. Our executive compensation policies have enabled Live Nation to attract and retain talented and experienced senior executives and have benefited the company over time. We believe that the fiscal year 2025 compensation paid to our named executive officers was appropriate and aligned with Live Nation’s fiscal year 2025 results.

The affirmative vote of the holders of at least a majority of the total voting power of our common stock present in person or represented by proxy and entitled to vote on this proposal is required to approve the advisory resolution on the company’s executive compensation described in this Proposal No. 2. For purposes of this vote, abstentions will be counted as present in person or represented by proxy and entitled to vote on this proposal, and therefore will have the effect of a negative vote. Broker non-votes will have no effect on the outcome of this proposal. The results of this vote are not binding on our board of directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

THE ADVISORY RESOLUTION APPROVING THE COMPENSATION PAID TO

THE COMPANY’S NAMED EXECUTIVE OFFICERS.

2026 Proxy Statement | 27

Proposal No. 3—Ratification of the Appointment of the Independent Registered Public Accounting Firm

The Audit Committee of the board of directors has appointed Ernst & Young LLP as our independent registered public accounting firm to audit our consolidated financial statements for the fiscal year ending December 31, 2026. Ernst & Young LLP served as our independent registered public accounting firm during the 2025 fiscal year. Representatives of Ernst & Young LLP are expected to be present at the annual meeting to respond to appropriate questions and will have the opportunity to make a statement if they so desire.

Stockholder ratification of the appointment of Ernst & Young LLP is not required by our bylaws or otherwise. However, our board of directors is submitting the appointment of Ernst & Young LLP to the stockholders for ratification as a matter of good corporate governance practice. If the stockholders fail to ratify the appointment, the Audit Committee will reconsider whether to retain Ernst & Young LLP. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the 2026 fiscal year if it determines that such a change would be in the best interests of us and our stockholders.

The affirmative vote of the holders of at least a majority of the total voting power of our common stock present in person or represented by proxy and entitled to vote on this matter is required to ratify the appointment of Ernst & Young LLP as our independent registered public accounting firm. For purposes of this vote, abstentions will be counted as present in person or represented by proxy and entitled to vote on this matter, and therefore will have the effect of a negative vote. Broker non-votes will have no effect on the outcome of this proposal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR

THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM.

28 | 2026 Proxy Statement

Proposal No. 3—Ratification of the Appointment of the Independent Registered Public Accounting Firm

Audit and Non-Audit Fees

The following table shows the fees paid or accrued (in thousands) by Live Nation for audit and other services provided by Ernst & Young LLP for the 2025 and 2024 fiscal years, respectively:

	2025	2024
Audit Fees	$15,886	$15,712
Audit-Related Fees	1,975	2,433
Tax Fees	2,990	2,065
All Other Fees	415	433
Total	$21,266	$20,643

Audit fees consist of fees for the audit of our annual financial statements, the audit of our internal controls over financial reporting, reviews of our financial statements included in our Quarterly Reports on Form 10-Q, reviews of our other SEC filings and other professional services provided in connection with statutory and regulatory filings.

Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit and review of our financial statements and which are not reported above under “Audit Fees.” These services primarily related to attest services in connection with ticketing system audits for purposes of reporting on control design and operating effectiveness, gross receipts audits as required by leases, and acquisition-related due diligence services.

Tax fees consist of fees for tax advice and tax return preparation.

All other fees consist of fees for environmental, social and governance nonfinancial reporting, Ernst & Young’s online research tool and miscellaneous fees.

The Audit Committee has established procedures for the approval of all audit and non-audit services provided by our independent registered public accounting firm. Pursuant to this policy, the Audit Committee approves all audit and non-audit services provided by the independent registered public accounting firm, including the fees and other terms of the engagements. Before the independent registered public accounting firm is engaged to perform any non-audit services, the Audit Committee must review and pre-approve such services. The Audit Committee may delegate its approval authority to its Chairperson, provided that any services approved by the Chairperson are reported to the Audit Committee at its next regularly scheduled meeting.

The Audit Committee approved all of the audit and permissible non-audit services performed by Ernst & Young LLP during the 2025 fiscal year.

2026 Proxy Statement | 29

Report of the Audit Committee of the Board of Directors

The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the company under the Securities Act or the Exchange Act whether made on, before or after the date of this report and irrespective of any general incorporation language in such filing.

The Audit Committee’s purpose is to assist the board of directors in its general oversight of Live Nation’s accounting, auditing and financial reporting practices. Management is primarily responsible for Live Nation’s financial statements, systems of internal controls and compliance with applicable legal and regulatory requirements. Ernst & Young LLP, Live Nation’s independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements and expressing an opinion on the conformity of those financial statements with accounting principles generally accepted in the United States, as well as expressing an opinion on the effectiveness of internal control over financial reporting.

The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent registered public accounting firm, nor can the committee certify that Live Nation’s registered public accounting firm is “independent” under applicable rules. The Audit Committee serves a board-level oversight role, in which it provides advice, counsel and direction to management and the independent registered public accounting firm on the basis of the information it receives, discussions with management and the independent registered public accounting firm and the experience of the committee’s members in business, financial and accounting matters.

During the 2025 fiscal year, management completed the documentation, testing and evaluation of Live Nation’s internal control over financial reporting in response to the requirements set forth in Section 404 of the Sarbanes-Oxley Act of 2002 and related regulations. The Audit Committee was kept apprised of the progress of the evaluation and provided oversight and advice to management during the process. In connection with this oversight, the Audit Committee received periodic updates provided by management and Ernst & Young LLP. At the conclusion of the process, management provided the Audit Committee with a report on the effectiveness of Live Nation’s internal control over financial reporting. The Audit Committee also reviewed the report of management contained in Live Nation’s Annual Report on Form 10-K for the year ended December 31, 2025 filed with the SEC, as well as Ernst & Young LLP’s Report of Independent Registered Public Accounting Firm included in Live Nation’s Annual Report on Form 10-K related to its audit of (i) the consolidated financial statements and financial statement schedule and (ii) the effectiveness of internal control over financial reporting.

In overseeing the preparation of Live Nation’s financial statements, the Audit Committee met with both management and Live Nation’s independent registered public accounting firm to review and discuss all financial statements prior to their issuance and to discuss significant accounting issues. Management advised the Audit Committee that all financial statements were prepared in accordance with generally accepted accounting principles. The Audit Committee’s review included discussion with the outside auditors of matters required to be discussed pursuant to Public Company Accounting Oversight Board, or the PCAOB, Auditing Standard Number 1301 (Communications With Audit Committees).

With respect to Live Nation’s independent registered public accounting firm, the Audit Committee, among other things, discussed with Ernst & Young LLP matters relating to its independence, including its letter and the written disclosures made to the committee as required by Rule 3526 of the PCAOB (Communication With Audit Committees Concerning Independence).

On the basis of these reviews and discussions, the undersigned members of the Audit Committee recommended to the board of directors that Live Nation’s audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2025 for filing with the SEC.

Respectfully submitted,

The Audit Committee of the Board of Directors

Jeff Hinson (Chair)

Ping Fu

Jim Kahan

30 | 2026 Proxy Statement

Compensation Discussion and Analysis

The following Compensation Discussion and Analysis may contain statements regarding historical and/or future individual and company performance measures, targets and other goals. These goals are disclosed in the limited context of our executive compensation program and should not be understood to be statements of management’s or the board of directors’ expectations or estimates of results or other guidance. We specifically caution investors not to apply these statements to other contexts. As used in this Compensation Discussion and Analysis, the term “executives” refers generally to members of our management team, the term “executive officers” refers to our executive officers as determined in accordance with Rule 3b-7 of the Exchange Act (and is a subset of “executives”) and the term “named executive officers” refers to our named executive officers determined in accordance with Item 402(a)(3) of Regulation S-K (and is a subset of “executive officers”). References to “we,” “us,” “our” or the “company” refer to Live Nation Entertainment, Inc.

Executive Overview

We continually refine and enhance our executive compensation program in response to both feedback from our stockholders as well as market demands. We believe that our overall compensation program aligns the interests of our executives with those of our stockholders. Below are some of the significant elements of our executive compensation program.

Executive Compensation Practices

What We Do:

✓

Performance criteria in place with aggressive stock price growth targets for the vesting of performance share grants to the CEO, CFO and two other named executive officers in connection with their most-recent employment agreements

✓

Majority of compensation “at-risk”

✓

Robust CEO and named executive officer stock ownership guidelines of 5x base salary for the CEO and 2.5x base salary for other named executive officers

✓

Strong hedging policy that prohibits directors and executive officers from engaging in all hedging transactions in company securities

✓

Strong pledging preapproval policy that requires prior approval for all pledging activities in company securities by directors and executive officers

✓

Clawback policy for compensation erroneously-awarded due to financial restatements

What We Don’t Do:

✓

No guaranteed annual bonuses for named executive officers; all annual bonus opportunities are traditionally based on achievement of aggressive performance targets

✓

No annual minimum or automatic increases to base salary for CEO and other named executive officers

✓

No “single trigger” change of control cash severance provisions; CEO and other named executive officers all have a “double trigger” provision for cash severance

✓

No excise tax gross-up payments for any named executive officer

✓

No cash severance payments in excess of two times annual base salary plus bonus for CEO

✓

Recently-enacted changes include: no cash bonus awards without performance requirements; consecutive days of attainment to be required for vesting of awards with a stock price performance condition (e.g., performance shares); and no use of identical/overlapping performance metrics for STI and LTI programs

2026 Proxy Statement | 31

Compensation Discussion and Analysis

RECORD 2025 RESULTS SUPPORT OUR COMPENSATION PROGRAM

In 2025, the bond between artists and their global fan bases reached new heights, fueling another year of double-digit growth. As artists continue to unlock untapped markets and headline the world’s most iconic stadiums, we’ve built momentum that has carried us into 2026. We’re not just building venues; we’re crafting world-class stages designed to elevate the artist’s vision and their connection to fans. By strategically expanding our global footprint and investing in premium, upgraded infrastructure, we provide the canvas for career-defining performances. This investment doesn’t just drive ticket sales—it revitalizes local economies and cements our venues as cultural anchors. Our 2025 operating highlights include the following:

Artist Momentum and Global Fan Passion Fueled Record-Setting 2025 (VS FY24)

•	Revenue of $25.2 billion, up 9%

•	Operating income of $1.3 billion, up 52%

•	Adjusted operating income (“AOI”; as defined below under “Compensation Philosophy and Objectives”) of $2.4 billion, up 10%

•	Concerts delivered record results with AOI of $687 million, up 30% with best-ever margin of 3.3%

•	Fan attendance increased 5% to 159 million, driven by growth in activity at stadiums and across international markets

•	Invested nearly $15 billion in artists and shows, reinforcing Live Nation as the leading financial supporter of artists

•	Ticketing fee-bearing gross transaction value (GTV) for concerts grew 9% to $26 billion

•	Sponsorship AOI grew 11% to $845 million driven by strength across both online and onsite brand activity

Global Artist Reach Fueled Best-Ever Concerts Financial Performance (VS FY24)

•	Revenue of $20.9 billion, up 10%

•	AOI of $687 million, up 30%

•	Margins expanded to 3.3%, one-half percent higher than last year

•	Hosted 159 million fans, up 5%, across 55 thousand shows globally

•	Delivered higher value to artists with average U.S. stadium grosses growing double-digits to help offset rising production costs

•	Prioritized fan affordability with get-in prices across all U.S. venue types holding flat to 2024 levels and pacing below inflation, with 75% of all U.S. tickets available for under $100

Expanding the Artist’s Global Stage: Venue Nation Unlocks New Markets for Talent (VS FY24)

•	Hosted 65 million fans at our operated venues, up 8%

•	Amphitheaters delivered 6% growth in onsite spending, driven by a double-digit increase in non-alcoholic beverages and liquor sales

•	Expanded portfolio of large venues (>3k in capacity) in 2025 by six million fans on a run-rate basis

•	2025 preopening costs for all venues under development were approximately $25 million

•	Venues opened in 2025 are on track to reach their projected run-rate annual AOI across concerts and sponsorship by 2028, delivering 20%+ IRRs

Concerts Activity Led Ticketmaster Growth in 2025 (VS FY24)

•	Revenue of $3.1 billion, up 3%

•	AOI of $1.1 billion, up 1%

•	Margin of 37%, continuing in the high 30s

32 | 2026 Proxy Statement

Compensation Discussion and Analysis

•	Ticketmaster achieved strong client-win momentum as a result of significant investments in technology and infrastructure, adding 27 million net new enterprise tickets, led by international markets

Global Reach Unlocks New Brand Partnerships for Artists and Fans in 2025 (VS FY24)

•	Revenue of $1.3 billion, up 11%

•	AOI of $845 million, up 11%

•	Margin of 64%, consistent with last year

•

Broad-based strength across both online and onsite advertising and across several major categories, as brand partners increasingly recognize the power of our global platform: Sponsorship spending at our global venue portfolio grew mid-teens, with strong ongoing momentum, and Travel and entertainment, beverages, and financial services categories grew double-digits, with multiple additions and expansions to our portfolio

Overall, we believe that our 2025 results demonstrate the effectiveness of our business model and underlie the key compensation decisions made by the Compensation Committee with respect to our executive officers. Our continued successful execution on our strategic plan has additionally resulted in stockholder value that has outpaced our peer group over the past five years:

2026 Proxy Statement | 33

Compensation Discussion and Analysis

2025 Compensation Decisions

Our key executive compensation decisions in 2025 related to setting appropriate performance targets and bonus levels for our executive officers in order to incentivize them to reach targeted goals during the year, evaluating the attainment of strategic performance goals for our CEO in respect of an annual performance share award under his employment agreement that were set in 2024 as well as setting such strategic performance goals for 2025, and determining the form and amount of stock-based awards for one of our named executive officers that will provide optimal long-term incentives to align their interests with those of our stockholders and encourage growth over the long term (four other named executive officers, including the CEO, did not receive on-cycle stock-based awards, as they were awarded performance shares in connection with their 2022 and 2023 employment agreement renewals that are intended to be their equity compensation over the 5-year term of their agreements).

Overall, we achieved 102% of our targeted company Adjusted Operating Income (as defined below) for the year on a constant-currency and pro-forma basis. Four of our named executive officers had their cash performance bonuses tied to that target, and as a result, all of them received at least 100% of their targeted cash performance bonuses. We believe that Adjusted Operating Income is one of the most important indicators of company performance and the primary metrics on which the company’s performance is judged by analysts and the investment community, and is thus tied to the creation of stockholder value. In order to utilize non-overlapping performance metrics for our STI and LTI programs, our other named executive officer had his cash performance bonus tied to strategic performance objectives, which were obtained, resulting in his receipt of 100% of his targeted cash performance bonus.

We believe that having employment agreements with our executive officers is critical to our success due to the importance of long-term artist, venue and client relationships in the live entertainment business, as well as the impact of an individual’s reputation and relationships on our ability to identify, obtain and retain business opportunities. While the concept that reputation and relationships are important to success is certainly not unique to the live entertainment business, we believe that the live entertainment business itself is unique and that these factors have heightened importance in our business when compared to many other industries. Simply put, people are not fungible in our business and we try to keep our best performers. For this same reason, we are confident that our overall compensation levels for our executive officers are appropriate and necessary in order to attract and retain the best executive talent to lead and continue growing our company.

We maintain an executive compensation program that consists of four components: base salary, cash performance bonuses, long-term equity incentive awards, and employee benefits and other perquisites. We strive to structure the program in a manner that will benefit our stockholders by allowing us to attract and retain the right individuals for our business. This manifests itself in the pay-for-performance culture we seek to maintain. To that end, in 2025 the Compensation Committee set aggressive performance targets for the vesting of the discretionary annual grant of restricted stock made to one of our named executive officers as part of our long-term equity incentive award component, as opposed to having the vesting of those awards be 100% time-based. In addition, the vesting of the performance share awards made to four of our named executive officers (including the Chief Executive Officer) in connection with their employment agreements entered into in 2022 and 2023 is tied to the attainment of aggressive stock price targets—these executives will only realize this compensation if the company achieves stock price growth benefiting all of our stockholders.

Prior Say on Pay Results and Stockholder Communication

In its compensation review process, the Compensation Committee considers whether our compensation program serves the best interests of our stockholders. At the 2025 Annual Meeting of Stockholders, a large majority (73.8%) of the votes cast (excluding abstentions and broker non-votes) were for the advisory proposal (“say on pay”) to approve executive compensation.

Members of management and the Compensation Committee engaged in conversations with many of our stockholders both before and after the 2025 Annual Meeting to discuss our compensation program and our say on pay vote (in addition to other matters). Our stockholder engagement occurs actively throughout the year at various industry conferences and scheduled meetings following each quarterly earnings conference call. In addition, in the weeks leading up to and following the 2025 Annual Meeting, as we do each year, we held meetings with as many interested

34 | 2026 Proxy Statement

Compensation Discussion and Analysis

stockholders as scheduling permitted to specifically address any questions or concerns about the information set forth in our proxy statement, including our compensation program and say on pay proposal.

Our board of directors welcomes stockholder feedback and information conveyed to members of management is freely shared both during formal meetings and informally. As it relates to our compensation program and say on pay results, Mr. Hollingsworth, the chair of the Compensation Committee, takes part in many of these conversations with stockholders and receives continuous feedback from members of management based on their engagement efforts. All of this information and feedback is then utilized by the full Compensation Committee and factored into the entire mix of information considered as the committee makes compensation decisions throughout the year.

As noted above, our stockholder engagement primarily involves one-on-one meetings with our President/Chief Financial Officer and our investor relations team, as well as the chair of the Compensation Committee for matters pertaining to executive compensation. We believe these types of meetings allow our stockholders to share their point of view in an unfiltered manner. We additionally welcome and solicit feedback from stockholders via e-mail.

As it relates to the say on pay vote held at the 2025 Annual Meetings, approximately twenty stockholders were contacted specifically regarding these matters, meetings were held with stockholders representing well over 50% of our shares outstanding at the time of the 2025 Annual Meeting. Our President/Chief Financial Officer and our Senior Vice President of Investor Relations were actively engaged in these meetings. Mr. Hollingsworth, the chair of our Compensation Committee, participating in a number of these meetings.

These meetings generally covered our compensation philosophy, the overall process we used for setting contractual compensation where we engaged with a third-party firm to conduct a thorough benchmarking and a fact-based analysis to derive and support our compensation program, the rationale underlying where performance-based targets were set relative to our peers, and composition of compensation as between cash and stock. While many of these stockholders conveyed positive sentiments as to the performance of our management team, the reasonableness of their compensation, and the use of stock-based compensation to align executives’ interests with those of stockholders, some stockholders indicated that they would or did follow the voting recommendation of proxy advisory services as a matter of policy.

As set forth below under “Recent Changes to Executive Compensation Practices,” in February of 2025 the Compensation Committee voted to make several key changes to the company’s executive compensation practices in response to stockholder feedback, and has subsequently followed those changes.

More generally, in an effort to better align with our stockholders’ viewpoints, our team designed a more proactive stockholder engagement plan to foster a better ongoing open dialogue for stockholders to convey these viewpoints to management and our Board of Directors, which it executed on throughout 2025.

The Compensation Committee believes that the company’s executive compensation program continues to attract, retain and appropriately incentivize senior management. As demonstrated by the pie chart of our Chief Executive Officer’s compensation set forth below on page 37, our compensation program continues to overwhelmingly emphasize performance-based elements in order to align the interests of our executives with those of our stockholders. The Compensation Committee will continue to consider the results from future advisory votes on executive compensation, as well as feedback from stockholders throughout the course of each year. Based on the foregoing, we believe our programs are effectively designed and continue to be aligned with the interests of our stockholders.

Recent Changes to Executive Compensation Practices

At a meeting held in February of 2025, the Compensation Committee considered implementing changes to certain of its executive compensation practices in light of the results of recent say on pay advisory votes and feedback received from meetings with stockholders. After consideration of the best interests of the company and its stockholders as well as the need to preserve having the flexibility to offer compensation components to attract and retain highly-qualified individuals to lead the company, the Compensation Committee unanimously voted to make the following changes to its executive compensation practices going forward (with variation to such practices to be utilized only in truly extraordinary circumstances):

•	No cash bonus awards will be made to executive officers without performance requirements.

2026 Proxy Statement | 35

Compensation Discussion and Analysis

•

We will require consecutive days of attainment for performance share vesting/vesting of any award with stock price performance conditions; the Compensation Committee is currently utilizing a 30 consecutive day period and will not use a period of less than 20 consecutive days.

•	We will not use identical/overlapping performance metrics for short-term (i.e., cash performance bonus) and long-term (i.e., stock-based awards) incentive programs.

In its most recent contract renewal with an executive officer, the company did not follow its historical practice (which the company believes is a common practice in the entertainment industry) of paying a cash signing bonus without performance conditions, as its meetings with stockholders indicated that they did not favor such awards. In addition, at the February 2025 and March 2026 meetings, when setting the 2025 and 2026 compensation, respectively, for Mr. Capo (the only NEO (as defined below) who has recently had identical/overlapping performance metrics for his cash performance bonus and stock-based awards), the Compensation Committee utilized two different performance conditions for these prospective awards. Finally, in its most recent grant of performance shares to non-NEO executives, the stock price performance condition for the vesting of these awards requires 30 consecutive days of attainment.

Roles and Responsibilities

This Compensation Discussion and Analysis describes our executive compensation program as it relates to the following “named executive officers (NEOs)” for 2025:

Name	Position
Michael Rapino	President and Chief Executive Officer
Joe Berchtold	President and Chief Financial Officer
Brian Capo	Chief Accounting Officer
John Hopmans	Executive Vice President
Michael Rowles	General Counsel

The Compensation Committee has primary responsibility for establishing the compensation paid to our named executive officers. The Compensation Committee is appointed by the board of directors, and consists entirely of directors who are “non-employee” directors for purposes of Rule 16b-3 of the Exchange Act and “independent” for purposes of the NYSE’s rules governing compensation committees. The Compensation Committee currently consists of Messrs. Hollingsworth, Iovine and Mays, and Ms. Watkins, with Mr. Hollingsworth serving as the committee’s Chair. The Compensation Committee is responsible for, among other things, administering and overseeing our executive compensation program, including matters related to salary, bonus plans and stock compensation plans.

Compensation Philosophy and Objectives

Our executive compensation program is designed to attract, motivate, reward, and retain talented individuals who are essential to our continued success. In determining the form and amount of compensation payable to our named executive officers, we are guided by the following objectives and principles:

•

Compensation should tie to performance. We aim to foster a pay-for-performance culture, with a substantial amount of executive compensation “at risk.” Accordingly, a significant portion of total compensation is traditionally tied to and varies with our financial, operational and strategic performance and the value of our common stock, as well as

36 | 2026 Proxy Statement

Compensation Discussion and Analysis

individual performance. The following chart demonstrates that 84% of our CEO’s 2025 compensation was performance-based (in red):

53% Performance-Based Non-Equity Incentive Plan
31% Performance-Based Stock Awards
16% Salary and Perquisites
Salary & Perquisites 16%
Performance-Based Non-Equity Incentive Plan 53%
Performance-Based Stock Awards 31%

•

Compensation should encourage and reward the achievement of specific corporate and departmental goals and initiatives. From time to time, we set specific corporate and/or departmental goals and initiatives pertaining to, among other things, growth, productivity, and people. Currently, we are primarily emphasizing, and the executive compensation program is designed primarily to reward, achievement of targeted Adjusted Operating Income, evaluated on a pro-forma, constant-currency basis and adjusted for certain legal settlements and judgments. Adjusted Operating Income is a non-GAAP financial measure that we define as operating income (loss) before certain acquisition expenses (including ongoing legal costs stemming from the Ticketmaster merger, changes in the fair value of accrued acquisition-related contingent consideration obligations, and acquisition-related severance and compensation), amortization of non-recoupable ticketing contract advances, depreciation and amortization (including goodwill impairment), loss (gain) on disposal of operating assets, and stock-based compensation expense. Due to the significant and non-recurring nature of the matters, we also exclude from AOI the impact of realized liabilities for settlements or damages arising out of the Astroworld matter that exceed our estimated insurance recovery, and expenses for regulatory compliance matters associated with the provision for (possible) losses arising from certain significant governmental investigations and litigations under Accounting Standards Codification 450—Contingencies, which are described under the heading “Governmental Investigations and Litigation” in Note 7 of the Notes to the Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025. Except as described above, ongoing legal costs associated with defense of these claims, such as attorney fees, are not excluded from AOI. For a reconciliation of Adjusted Operating Income to operating income, as well as a complete definition and other information, see pages 6 and 8 of Exhibit 99.1 to our Current Report on Form 8-K dated February 19, 2026.

•

Compensation should establish common goals for executives and their key reports. We endeavor to set consistent performance targets for multiple layers of executives. By establishing common goals, we encourage a coordinated approach to managing the company that we believe will be most likely to increase stockholder value in the long term.

•

Compensation should align executives’ interests with those of our stockholders. Equity-based compensation encourages executives to focus on our long-term growth and prospects and to manage the company from the perspective of our stockholders. The performance share grants that our CEO, President/CFO and two other named

2026 Proxy Statement | 37

Compensation Discussion and Analysis

executive officers received in connection with their 2022 and 2023 employment agreement renewals are intended to be the major equity component of their five-year compensation over the life of their employment agreements. Executive officers are expected to have a meaningful ownership interest in the company and the Compensation Committee regularly reviews their grant history when assessing the appropriate mix of compensation elements. For a further discussion of our share ownership guidelines applicable to our executive officers, see “Corporate Governance—Officer and Director Stock Ownership Guidelines” above.

•

Our overall compensation program should enable us to attract, motivate, and retain highly-qualified executives by offering competitive compensation. Retention of key executives is a particular focus of our compensation program due to the importance of long-term artist, venue and client relationships in the live entertainment business, as well as the impact that an established individual’s reputation and relationships can have on the efficacy of that person within the industry.

Within this framework, we strive to maintain executive compensation levels that are fair, reasonable and competitive.

Compensation Setting Process

Compensation determinations made during 2025 affecting our named executive officers were based primarily on the Compensation Committee’s assessments of the appropriate levels of compensation required to recruit and retain top-level executive talent, based on industry standards and input from our Chief Executive Officer with respect to our other named executive officers, as well as the Compensation Committee’s review of what we had paid executives in such roles historically.

Throughout 2025, the Compensation Committee engaged The Croner Company as an independent outside compensation consultant to advise the committee regarding its review of the executive compensation program. In such advisory role, The Croner Company assisted the Compensation Committee by providing the following services, among others:

•

assisting in selecting a peer group of companies and in reviewing market data from the peer group as a reference point to gauge the reasonableness of the company’s compensation levels for its named executive officers, including with respect to salary, bonus and equity compensation;

•

advising the Compensation Committee on executive compensation trends, including competitive practices in bonus and long-term incentives, performance measures, plan designs, and stock plan ownership guidelines;

•	providing an evaluation and assessment of risk in compensation program design, policies, and procedures;

•	assisting with the review of executive employment contract terms and arrangements;

•	benchmarking director compensation for Board and committee service;

•	assisting the Committee with the periodic review of its charter; and

•	assisting in the review of portions of this Compensation Discussion and Analysis.

The peer group of companies utilized in 2025 was comprised of Electronic Arts Inc., Fox Corporation, Intuit Inc., Netflix Inc., Paramount Global, Paypal Holdings, Inc., Salesforce, Inc., Spotify Technology S.A., Universal Music Group N.V., Warner Bros. Discovery Inc. and Warner Music Group Corporation. The company conducted an evaluation of the independence of The Croner Company and its personnel who worked with the committee, considering the relevant SEC regulations and the listing standards of the NYSE, and concluded that the services performed by The Croner Company and its personnel raised no conflicts of interest.

The Compensation Committee approves all material compensation decisions for the named executive officers, including the grant of all equity awards. Michael Rapino, our President and Chief Executive Officer, annually reviews the named executive officers’ performance, other than his own performance, which is reviewed solely by the Compensation Committee. The results of these evaluations, including recommendations on any salary adjustments, cash bonus

38 | 2026 Proxy Statement

Compensation Discussion and Analysis

amounts, performance targets and/or equity awards, are presented by Mr. Rapino to the Compensation Committee for consideration and approval. Mr. Rapino regularly attends meetings of the Compensation Committee and, upon the committee’s request, provides various compensation and performance information to the committee. Mr. Rapino regularly engages the input of other executives in performing these functions and compiling such information for the Compensation Committee. The Compensation Committee also meets in executive session without Mr. Rapino to discuss compensation matters pertaining to Mr. Rapino and the other named executive officers. On occasion, other named executive officers and members of management meet with the Compensation Committee to provide performance and other relevant data to the committee.

None of our named executive officers are eligible to receive severance or comparable cash payments upon the occurrence of a change of control absent a qualifying termination, which is referred to as a double trigger, because the severance benefits contained in the employment agreements are intended to provide protection in connection with the loss of employment (including a loss of employment related to a corporate transaction) rather than merely incentivize the closing of a transaction. The terms of employment for our executive officers, including those elements discussed above, generally are set forth in a written employment agreement. See “Use of Employment Agreements” below, and for a further discussion of the employment agreements of our named executive officers, see “Named Executive Officer Employment Agreements & Other Compensation Information” beginning on page 55.

Use of Employment Agreements

As discussed above under “Executive Overview,” we believe that having employment agreements with our executive officers is critical to our success due to the importance of long-term artist, venue, and client relationships in the live entertainment business, as well as the impact of an individual’s reputation and relationships on our ability to identify, obtain, and retain business opportunities. We believe that, under normal circumstances in our industry and in the broader entertainment industry where we compete for employee talent, it is customary and appropriate to enter into written compensatory agreements with key executives to provide greater stability and certainty that permits the executives to remain focused on their duties and responsibilities and better promote the interests of our stockholders.

We have entered into an employment agreement with each of our named executive officers. These agreements result from an often extensive negotiation process with the executive, in which the Compensation Committee participates directly. The Compensation Committee ultimately approves all material terms of employment agreements with our named executive officers. The employment agreements generally set forth information regarding base salary, cash performance awards, equity incentive awards, severance benefits, and change-in-control vesting, as well as other employee benefits. For a further discussion of the employment agreements of our named executive officers, see “Named Executive Officer Employment Agreements & Other Compensation Information” beginning on page 55.

Compensation Program Components

Our executive compensation program traditionally consists of the following components:

•	base salary;

•	cash performance bonuses;

•	long-term equity incentive awards; and

•	employee benefits and other perquisites.

We believe that these components function together to provide a strong compensation program that enables us to attract and retain top talent while simultaneously aligning the interests of our executive officers with those of our stockholders. The Compensation Committee has not adopted a formal policy or practice for the allocation of (i) base salary versus incentive compensation, (ii) cash bonuses versus equity compensation, or (iii) equity grants amongst

2026 Proxy Statement | 39

Compensation Discussion and Analysis

various award types. Rather, the committee seeks to flexibly tailor each executive’s total compensation package to include these various components in a manner designed to motivate and retain most effectively that particular executive officer, while still aligning the executive officer’s interests with those of our stockholders. For these reasons, the Compensation Committee takes into consideration industry standards and informal reviews of compensation paid to executive officers of our competitors or others in similar industries, but it does not currently rely on formal benchmarking or peer group analysis in determining our compensation programs other than for the limited purpose of obtaining a reference point to gauge the reasonableness of the company’s compensation levels for our named executive officers.

Base Salary

We believe that competitive levels of cash compensation, together with equity and other long-term incentive programs, are necessary for the motivation and retention of executive officers. Base salaries provide executives with a predictable level of monthly income and help achieve the compensation program’s objectives by attracting and retaining strong talent. The employment agreements set the base salaries of the named executive officers, with annual adjustments, if any, being made upon the approval of the Compensation Committee in its discretion. No named executive officer has an employment agreement providing for automatic or minimum annual salary increases.

Base salaries for executive officers are typically established at the time the employment agreements are entered into or amended and are based on negotiations with the executives and on the Compensation Committee’s assessments of the salaries necessary and appropriate to recruit and/or retain the individual executives for their particular positions. These assessments include informal reviews of compensation paid to executives of comparable companies and competitors of ours. In establishing the base salaries of our executive officers, the members of the Compensation Committee also bring to bear their own judgment about business need and executive performances as they relate to appropriate compensation levels.

For further discussion of the base salaries of the named executive officers, see “Named Executive Officer Employment Agreements & Other Compensation Information” beginning on page 55.

Cash Performance Bonuses

Annual cash bonus eligibility is traditionally provided to each of the named executive officers to reward the achievement of corporate, departmental and/or individual accomplishments and to tie compensation to performance, each in keeping with our compensation philosophy. Our named executive officers’ cash performance bonus opportunity is set forth in each of their respective employment agreements, and such payments are currently not made under or pursuant to any other plan of the company, including without limitation the company’s stock incentive plan.

In March 2026, the Compensation Committee reviewed the named executive officers’ performance during 2025 and awarded cash performance bonuses to each of the named executive officers based on the achievement of pre-established targets, which were based on our achievement of Adjusted Operating Income targets on a pro-forma, constant-currency basis for four of our five named executive officers, and on achievement of strategic performance objectives for Mr. Capo. In general, annual cash bonus eligibility for the named executive officers’ key reports was also based on Adjusted Operating Income in order to encourage a coordinated approach to managing the company consistent with our compensation philosophy.

We believe that Adjusted Operating Income is one of the most important indicators of company performance and one of the primary metrics on which the company’s performance is evaluated by financial analysts and the investment community generally. Internally, we review Adjusted Operating Income on a pro-forma and constant-currency basis to evaluate the performance of our operating segments, and believe that this metric assists investors by allowing them to evaluate changes in the operating results of our businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results.

40 | 2026 Proxy Statement

Compensation Discussion and Analysis

In March 2026 each named executive officer was awarded a cash performance bonus in respect of performance in 2025 as follows:

Michael Rapino. Under the terms of his employment agreement, Mr. Rapino is eligible to receive an annual cash performance bonus with a target amount equal to $17,000,000 during the calendar year in which the bonus was earned based on the achievement of performance targets established by the Compensation Committee (with a range to be established for achievement above or below such targets). Mr. Rapino’s cash bonus eligibility for 2025 was based on the achievement of a company Adjusted Operating Income target. In February 2025, the Compensation Committee set for Mr. Rapino a target cash performance bonus of $17,000,000, based on the achievement of $2,300 million of company Adjusted Operating Income for the year, with the actual bonus to range between $15,300,000 and $18,700,000 for achievement of between 90% and 110% of such performance target, scaled based on straight-line interpolation.

In March 2026, the Compensation Committee determined that the company had achieved 102% of its Adjusted Operating Income performance target on a pro-forma, constant-currency basis. Accordingly, the Compensation Committee awarded Mr. Rapino a cash performance bonus of $17,372,522 for 2025, representing the bonus amount due for attainment of 102% of targeted Adjusted Operating Income for the year.

Joe Berchtold. Under the terms of his employment agreement, Mr. Berchtold is eligible to receive an annual cash performance bonus with a target equal to 200% of his base salary based on the achievement of performance targets established by the Compensation Committee. Mr. Berchtold’s cash bonus eligibility for 2025 was based on the achievement of a company Adjusted Operating Income target. In February 2025, the Compensation Committee set a target cash performance bonus of $4,000,000 for Mr. Berchtold, based on the achievement of $2,300 million of company Adjusted Operating Income for the year, with the actual bonus to range between $3,600,000 and $4,400,000 for achievement of between 90% and 110% of such performance target, scaled based on straight-line interpolation.

In March 2026, the Compensation Committee determined that the company had achieved 102% of its Adjusted Operating Income performance target on a pro-forma, constant-currency basis. As a result, the Compensation Committee awarded Mr. Berchtold a cash performance bonus of $4,087,652 for 2025, representing the bonus amount due for attainment of 102% of targeted Adjusted Operating Income for the year.

Brian Capo. Mr. Capo is eligible to receive an annual cash performance bonus with a target equal to 50% of his base salary based on the achievement of performance targets established by the Compensation Committee. Mr. Capo’s cash bonus eligibility for 2025 was based on the achievement of specific strategic objectives (each given an equal 1/3 weighting), which were to make three critical hires in focus areas of the finance organization, hold an international finance leadership conference to discuss current areas of focus for the company’s finance organization, and implement repeatable processes to strengthen the predictability of the finance organization’s current focus areas. In February 2025, the Compensation Committee set a target cash performance bonus of $237,500 for Mr. Capo, based on the achievement of these specific strategic objectives, with the actual bonus to range between $0 and $237,500 for achievement of between 0% and 100% of such specific strategic objectives, scaled based on straight-line interpolation.

In March 2026, the Compensation Committee determined that Mr. Capo had achieved 100% of such specific strategic objectives. For the first strategic objective, he was deemed to have fully met the goal due to the hiring of a director of international tax, two directors of income tax accounting, and two managers in the internal controls group. For the second strategic objective, he was deemed to have fully met the goal due to having organized and held a March 2025 conference attended by the global division heads of finance to discuss focus areas for the company’s finance organization, Oracle cloud implementation, and new accounting literature. For the third strategic goal, he was deemed to have fully met the goal due to (1) for tax, enhancements in the income tax process, including performance and enhancement of additional controls surrounding income tax payables and return to accrual adjustments, and (2) for internal controls, holding weekly meetings with outside auditors to identify and solve issues early, refining processes for proper onboarding of systems/companies, and monitoring of higher risk systems/control executions to work alongside the control owners as they execute to prevent execution issues. As a result, the Compensation Committee awarded Mr. Capo a cash performance bonus of $237,500 for 2025, representing 100% of his targeted cash bonus for the year.

2026 Proxy Statement | 41

Compensation Discussion and Analysis

John Hopmans. Under the terms of his employment agreement, Mr. Hopmans is eligible to receive an annual cash performance bonus with a target equal to 100% of his base salary based on the achievement of performance targets established by the Compensation Committee. Mr. Hopmans’ cash bonus eligibility for 2025 was based on the achievement of a company Adjusted Operating Income target. In February 2025, the Compensation Committee set a target cash performance bonus of $1,500,000 for Mr. Hopmans, based on the achievement of $2,300 million of company Adjusted Operating Income for the year, with the actual bonus to range between $1,350,000 and $1,500,000 for achievement of between 90% and 100% of such performance target, scaled based on straight-line interpolation.

In March 2026, the Compensation Committee determined that the company had achieved 102% of its Adjusted Operating Income performance target on a pro-forma, constant-currency basis. As a result, the Compensation Committee awarded Mr. Hopmans a cash performance bonus of $1,500,000 for 2025, representing 100% of his targeted cash bonus for the year.

Michael Rowles. Under the terms of his employment agreement, Mr. Rowles is eligible to receive an annual cash performance bonus with a target equal to 150% of his base salary based on the achievement of performance targets established by the Compensation Committee. Mr. Rowles’ cash bonus eligibility for 2025 was based on the achievement of a company Adjusted Operating Income target. In February 2025, the Compensation Committee set a target cash performance bonus of $1,650,000 for Mr. Rowles, based on the achievement of $2,300 million of company Adjusted Operating Income for the year, with the actual bonus to range between $1,485,000 and $1,650,000 for achievement of between 90% and 100% of such performance target, scaled based on straight-line interpolation.

In March 2026, the Compensation Committee determined that the company had achieved 102% of its Adjusted Operating Income performance target on a pro-forma, constant-currency basis. As a result, the Compensation Committee awarded Mr. Rowles a cash performance bonus of $1,650,000 for 2025, representing 100% of his targeted cash bonus for the year.

Long-Term Equity Incentive Awards

Overview

From time to time, we grant long-term equity incentive awards to the named executive officers in an effort to reward long-term performance, to promote retention, to allow them to participate in our long-term growth and profitability, and to align their interests with those of our stockholders, each in keeping with our compensation philosophy. All long-term equity awards to named executive officers are granted under our stock incentive plans and approved by the Compensation Committee.

The Compensation Committee administers the stock incentive plans, including approving award recipients, setting the exercise price, if any, of awards, fixing all other terms and conditions of awards and interpreting the provisions of the stock incentive plans. The following equity awards, among others, may be granted under the stock incentive plans:

•	stock options;

•	restricted stock;

•	restricted stock units;

•	deferred stock;

•	stock appreciation rights; and

•	performance-based cash and equity awards (e.g., performance shares).

Long-Term Equity Awards in 2025

Michael Rapino. Pursuant to the terms of his employment agreement, Mr. Rapino is eligible to receive an annual performance-based equity incentive award with a target value of not less than $10 million, based on the attainment of strategic performance targets established annually by the Compensation Committee.

42 | 2026 Proxy Statement

Compensation Discussion and Analysis

In February 2024, the Compensation Committee set a target value of $10 million for this award for 2024, and established three classes of strategic goals pertaining to leadership development (40%), sustainability (30%), and strategy and regulatory (30%), all of which were considered important achievements to drive long-term success for the company. These strategic performance goals are set through a comprehensive process involving the Compensation Committee and Mr. Rapino, with input from other members of management, to advance critical objectives for the company that can’t be readily measured through financial metrics. The committee assesses Mr. Rapino’s progress toward these goals periodically during the year. The leadership development goal involved, among other things, mentoring of executives, coaching programs, School of Live programs, leadership programs, and hiring for critical roles. The sustainability goal involved, among other things, expansion and enhancement of employee benefits programs, holding regular staff town halls around the globe, and continuing to advance workforce representation. The strategy and regulatory goal involved, among other things, engaging legislators on venue and workforce initiatives, and engaging relevant entities in legal matters. The Committee additionally met with Mr. Rapino prior to year-end to discuss and evaluate his progress toward these goals.

On February 26, 2025, the committee determined that Mr. Rapino had attained 100% on each of the leadership development, sustainability, and strategy and regulatory goals for an overall attainment of 100%. Specifically, (1) for the leadership development goal, he met each of the five objectively-measured deliverables set by the committee, (2) for the sustainability goal, he met each of the four objectively-measured deliverables set the the committee, and (3) for the strategy and regulatory goal, he met each of the three objectively-measured deliverables set by the committee. As a result he was issued 66,140 shares of restricted common stock (having a value equal to $10,000,368 based on the average closing price for the ten trading days preceding such issuance, per the terms of his employment agreement), with 50% of such shares vested on the issuance thereof and the remaining 50% vested on February 26, 2026. Notwithstanding that it was made in respect of 2024 performance, this grant is considered compensation in respect of 2025 under the SEC’s rules as the restricted common stock was issued in 2025, and thus is included in the Summary Compensation Table below for 2025.

Joe Berchtold. Mr. Berchtold was not granted equity awards in 2025.

Brian Capo. On February 26, 2025, as part of a broader set of grants made to certain of our executive officers and other key employees, Mr. Capo was granted 3,288 shares of restricted common stock. The shares of restricted stock have vesting as follows: (i) if the company achieved $2,300 million or more of Adjusted Operating Income in 2025, then 50% of such shares would vest on each of March 31, 2026 and March 31, 2027, (ii) if the company achieved less than $2,070 million in Adjusted Operating Income in 2025, then all of such shares would be forfeited, and (iii) if the company achieved at least $2,070 million but less than $2,300 million in Adjusted Operating Income in 2025, then a percentage of such shares would vest in accordance with a straight-line scale, with one-half vesting on each of March 31, 2026 and March 31, 2027 (with any remaining portion of the shares forfeited). The vesting of the shares of restricted stock are subject to Mr. Capo’s continued employment with the company.

In March 2026, the Compensation Committee determined that the company had achieved 102% of its Adjusted Operating Income performance target on a pro-forma, constant-currency basis. As a result, 1,644 of these shares vested on March 31, 2026 and the remaining 1,644 shares will vest on March 31, 2027, subject to Mr. Capo’s continued employment with the company.

John Hopmans. Mr. Hopmans was not granted equity awards in 2025.

Michael Rowles. Mr. Rowles was not granted equity awards in 2025.

2026 Proxy Statement | 43

Compensation Discussion and Analysis

Timing of Equity Grants
The company does not currently utilize stock options as part of its compensation program. For all types of awards, the Compensation Committee currently does not utilize formal guidelines regarding the timing of equity award grants.
However, in the event that material
non-public
information becomes known to the Compensation Committee prior to granting an equity award, the Compensation Committee will take the existence of such information into consideration and make an assessment in its business judgment whether to delay the grant of any proposed equity award in order to avoid any impropriety.
In 2025, the company did
not time
the disclosure of material
non-public
information for the purpose of affecting the value of executive compensation.
Clawback Policy
In September 2023, the Board of Directors approved a policy for the recovery or erroneously awarded compensation, or “clawback” policy, applicable to executive officers. The policy implements the incentive-based compensation recovery provisions of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 as required under the NYSE’s listing standards, and requires recovery of incentive-based compensation received by current or former executive officers during the three fiscal years preceding the date it is determined that our company is required to prepare an accounting restatement, including to correct an error that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. The amount required to be recovered is the excess of the amount of incentive-based compensation received over the amount that otherwise would have been received had it been determined based on the restated financial measure.
Use of
Non-Overlapping
Performance Metrics
With his 2022 employment agreement renewal, our Chief Executive Officer’s incentive/performance-based compensation was designed to utilize disparate/non-overlapping
performance metrics in order for such compensation to be realized. Annual cash bonus opportunity is based on Adjusted Operating Income, vesting of the one-time
award of performance shares is based on attainment of stock price targets, and vesting of the annual performance-based equity incentive award is based on strategic performance goals set each year by the Compensation Committee. As noted above, in February 2025, the Compensation Committee formally determined to utilize disparate/non-overlapping
performance metrics for short-term and long-term incentive compensation for all executive officers, and for 2025 no executive officer had identical/overlapping performance metrics for determining these compensation elements.
Employee Benefits and Other Perquisites
The named executive officers are eligible to participate in our group benefits plan, which is generally available to all full-time employees in the United States and which includes medical, vision, dental, company-paid life and accidental death or dismemberment, supplemental life and accidental death or dismemberment and short- and long-term disability insurance, flexible spending accounts (health and dependent care) or a health savings account and an employee assistance program. Additionally, our employees are entitled to paid vacation, sick leave and holidays. We believe that our commitment to provide the above benefits recognizes that the health and well-being of our employees contribute directly to a productive and successful work life that enhances results for us and our stockholders.
In addition to the employee benefits discussed above, the named executive officers receive certain perquisites and personal benefits, as appropriate to their particular circumstances, which are not generally available to all our employees. In 2025:

•
Mr. Rapino’s primary perquisites consisted of personal use of private aircraft and personal security measures that the company has determined are necessary for him to conduct company business safely and effectively. The public-facing nature of the company’s business creates disproportionate, often passionate, activity in the news and on social media, with the company and its executives being the target of repeated threats of violence that the company tracks and regularly reports to relevant authorities. Due to this, the company maintains a comprehensive, multi-layered security program informed by ongoing internal and third-party risk and threat assessments, as well as

44 | 2026 Proxy Statement

Compensation Discussion and Analysis

recommendations provided by independent security consultants. These assessments have identified bona fide security risks associated with Mr. Rapino’s role as a senior executive of a public company, including threats to the safety of Mr. Rapino and his family. Based on these findings, the company has implemented appropriate risk mitigation strategies, including security measures at company-related events and elsewhere. The company’s internal security evaluations have been validated by an independent third-party security consulting firm, which has assisted in the design, coordination, and deployment of these measures. Although the company does not consider these security-related expenses to be personal benefits—given that they arise directly from Mr. Rapino’s position and responsibilities—applicable disclosure regulations require that such costs be reported as perquisites. In addition, Mr. Rapino received a company contribution under a 401(k) savings plan and certain other minor benefits.

•	Mr. Berchtold received tickets to certain sporting industry events, tickets to Live Nation events for certain friends and family members, and a company contribution under a 401(k) savings plan.

•	Mr. Capo did not receive perquisites and personal benefits aggregating to more than $10,000 during 2025.

•	Mr. Hopmans received tickets to Live Nation events for certain friends and family members and a company contribution under a 401(k) savings plan.

•	Mr. Rowles received tickets to Live Nation events for certain friends and family members and a company contribution under a 401(k) savings plan.
Pursuant to his employment agreement, our Chief Executive Officer is permitted to use private aircraft paid for by the company for personal travel for up to a maximum of one hundred twenty-five hours per year, with the value of such usage to be reported as a perquisite, with the perquisite amount based on the aggregate incremental cost to the company.
For perquisite disclosure purposes, we determine the aggregate incremental cost to the company of the named executive officers’ personal flights for our fractionally-owned aircraft by calculating the average variable aircraft operating costs per hour for each type of requested aircraft, which includes the hourly rate, fuel, landing fees, and other miscellaneous expenses. The calculated average variable operating cost per hour for each aircraft requested is multiplied by the total number of personal flight hours. For our aircraft membership program, we determine the average cost per hour based on the total amounts invoiced divided by the total actual hours flown. This average is multiplied by the number of personal flight hours.
We are a live entertainment company, and from time to time our directors and certain employees, including the named executive officers, receive complimentary tickets to live events that are produced and/or promoted by us. Regular attendance at our events is integrally and directly related to the performance of the named executive officers’ duties, and we therefore do not consider their receipt of these tickets, or reimbursement for associated travel or other related expenses, to constitute a perquisite. To the extent the named executive officers are accompanied to such events by family or friends, however, the incremental costs to us associated with those guests’ attendance are deemed to be perquisites.
For further discussion of the above perquisites, see “Executive Compensation Tables—2025 Summary Compensation Table” below.
401(k) Savings Plan
We maintain a 401(k) Savings Plan for all U.S.-based employees, including named executive officers, as a source of retirement income. Generally, our full-time employees that are at least 21 years of age are eligible to participate in the plan immediately upon hire, and our part-time, seasonal and temporary employees that are at least 21 years of age are eligible to participate in the plan upon completing one year of service and a minimum of 1,000 hours of service. We currently match 50% of the employee’s first 5% of pay contributed to the plan up to IRS limits, which contributions vest 50% after the employee’s second full year of service and 50% after the third full year of service, after which all matching contributions are fully vested at the time they are made. Our named executive officers receive contribution matches on the same terms and conditions as our other U.S. employees. Fidelity Investments is the independent plan trustee. As of December 31, 2025, participants had the ability to direct contributions into specified mutual funds within

2026 Proxy Statement | 45

Compensation Discussion and Analysis

the Fidelity family of funds, as well as other outside investment vehicles. Currently, our common stock is not an investment option under the plan. We believe that offering our employees, including our named executive officers, this additional vehicle for saving and generating earnings on their savings in a tax-deferred
manner provides a valuable benefit that helps us to retain top talent.
Tax and Accounting Considerations
Tax Considerations
Section 162(m) of the Internal Revenue Code, as amended, places a limit of $1 million on the amount of compensation we may deduct for federal income tax purposes in any one year with respect to our Chief Executive Officer, Chief Financial Officer and the next three most highly compensated officers, who are referred to as the Covered Persons. While the tax impact of any compensation arrangement is one factor to be considered in determining appropriate compensation, such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy and objectives. For these and other reasons, including preservation of flexibility in compensating the named executive officers in a manner designed to promote varying corporate goals, the Compensation Committee did not, during 2025, limit executive compensation to that which is deductible under Section 162(m) of the Internal Revenue Code and has not adopted a policy requiring all compensation to be structured in this manner.
The Compensation Committee also endeavors to structure executive officers’ compensation in a manner that is either compliant with, or exempt from the application of, Internal Revenue Code Section 409A, which provisions may impose significant additional taxes on non-conforming,
nonqualified deferred compensation (including certain equity awards, severance, incentive compensation, traditional deferred compensation and other payments). Again, the tax impact of any compensation arrangement is one factor to be considered in determining appropriate compensation, and such impact is evaluated in light of the Compensation Committee’s overall compensation philosophy and objectives.
Accounting Considerations
The Compensation Committee, when advised by management, also considers the accounting implications of significant compensation decisions, especially in connection with decisions that relate to equity compensation awards. As accounting standards change, we may revise certain programs to appropriately align accounting expenses of our equity awards with our overall executive compensation philosophy and objectives, but will consider any changes in light of our overall compensation philosophy.

46 | 2026 Proxy Statement

Report of the Compensation Committee of the Board of Directors

The material in this report is not soliciting material, is not deemed filed with the SEC and is not incorporated by reference in any filing of the company under the Securities Act or the Exchange Act whether made on, before or after the date of this report and irrespective of any general incorporation language in such filing.

The undersigned members of the Compensation Committee have reviewed and discussed the Compensation Discussion and Analysis with management, and based on the review and discussions, recommended to the board of directors that the Compensation Discussion and Analysis be included in this proxy statement.

Respectfully submitted,

The Compensation Committee of the Board of Directors

Chad Hollingsworth (Chair)

Jimmy Iovine

Randall Mays

Latriece Watkins

2026 Proxy Statement | 47

Compensation Committee Interlocks and Insider Participation

No member of the Compensation Committee was at any time during 2025, or at any other time, an officer or employee of Live Nation, and no member had any relationship arising in 2025 requiring disclosure under Item 404 of Regulation S-K promulgated by the SEC. None of our executive officers (i) serves as a member of the compensation committee of any other company of which any member of the Compensation Committee or board of directors is an executive officer, or (ii) serves as a member of the board of directors of any other company of which any member of the Compensation Committee is an executive officer.

48 | 2026 Proxy Statement

Executive Compensation Tables

2025 Summary Compensation Table

The following table sets forth summary information concerning the compensation for each of our named executive officers for all services rendered in all capacities to us during the fiscal years ended December 31, 2025, 2024 and 2023.

Name and Principal Position	Year	Salary ($)(1)	Bonus ($)	Stock Awards ($)(2)	Option Awards ($)(2)	Non-Equity Incentive Plan Compensation ($)(3)		All Other Compensation ($)(4)	Total ($)*
Michael Rapino President, Chief Executive Officer and Director	2025	3,000,000	—	10,000,368	—	17,372,522		2,179,434	32,552,324
	2024	3,000,000	—	9,799,557	—	18,483,407		1,677,773	32,960,737
	2023	3,000,000	—	—	—	18,700,000		1,738,317	23,438,317
Joe Berchtold President and Chief Financial Officer	2025	2,000,000	—	—	—	4,087,652		92,401	6,180,053
	2024	2,000,000	—	—	—	4,349,037		74,935	6,423,972
	2023	2,000,000	—	—	—	4,400,000		85,940	6,485,940
Brian Capo Chief Accounting Officer	2025	475,000	—	467,422	—	237,500		—	1,179,922
	2024	450,000	—	226,743	—	225,000		—	901,743
	2023	425,000	—	152,523	—	137,500	(5)	—	715,023
John Hopmans Executive Vice President	2025	1,500,000	—	—	—	1,500,000		12,416	3,012,416
	2024	1,500,000	—	—	—	1,500,000		12,980	3,012,980
	2023	981,725	—	21,392,825	—	981,725		11,005	23,367,280
Michael Rowles General Counsel and Secretary	2025	1,100,000	—	—	—	1,650,000		32,871	2,782,871
	2024	1,100,000	—	—	—	1,650,000		31,954	2,781,954
	2023	1,100,000	—	—	—	1,650,000		78,768	2,828,768

*	The total compensation shown is calculated in accordance with Item 402 of Regulation S-K.

(1)	The amounts reflected in the table represent the actual amounts paid to the named executive officers in the applicable year and are not annualized.

(2)

The amounts listed are equal to the aggregate grant date fair value computed in accordance with ASC 718. Additional information related to the calculation of the compensation cost is set forth in Note 12 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025. All of these awards were granted under our stock incentive plans.

(3)

The amounts set forth in this column reflect cash performance bonuses that were paid in 2026, 2025 and 2024, respectively, but was earned based upon obtaining the 2025, 2024 and 2023 financial performance goals, respectively. The cash performance bonus opportunity is set forth in each of their respective employment agreements, and such payments are currently not made under or pursuant to any other plan of the company, including without limitation the Amended 2005 Plan. For further discussion of these bonus payments, see the Compensation Discussion and Analysis section.

(4)

The amounts for 2025 represent (i) for Mr. Rapino, personal security of $1,489,063, personal use of private aircraft of $674,984, a company contribution under a 401(k) savings plan and other small items; (ii) for Mr. Berchtold, tickets to certain sporting industry events as well as tickets to Live Nation events for certain friends and family members of $83,651, and a company contribution under a 401(k) savings plan, (iii) for Mr. Hopmans, tickets to Live Nation events for certain friends and family members and a company contribution under a 401(k) savings plan and (iv) for Mr. Rowles, tickets to Live Nation events for certain friends and family members and a company contribution under a 401(k) savings plan. Mr. Capo did not receive perquisites and personal benefits aggregating to more than $10,000 during 2025.

(5)

In February 2024, Mr. Capo was awarded a cash performance bonus of $212,500 for 2023, with $75,000 of this amount withheld as recoupment of his 2021 bonus advance. As the full amount of the bonus advance was previously reported as compensation for 2021, the net amount Mr. Capo actually received after repayment ($137,500) is considered 2023 compensation.

2026 Proxy Statement | 49

Executive Compensation Tables

2025 Grants of Plan-Based Awards

The following table sets forth certain information with respect to grants of plan-based awards for the fiscal year ended December 31, 2025 to the named executive officers.

Name	Grant Date	Estimated Future Payouts Under Non-equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards				All Other Stock Awards: Number of Shares of Stock or Units (#)(1)		All Other Option Awards: Number of Securities Underlying Options (#)(1)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)(2)
		Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
Michael Rapino	2/26/25	15,300,000	17,000,000	18,700,000	—	—		—	—		—	—	—
	2/26/25	—	—	—	—	—		—	66,140	(3)	—	—	10,000,368
Joe Berchtold	2/26/25	3,600,000	4,000,000	4,400,000	—	—		—	—		—	—	—
Brian Capo	2/26/25	—	237,500	—	—	—		—	—		—	—	—
	2/26/25	—	—	—	2,959	3,288	(4)	—	—		—	—	467,422
John Hopmans	2/26/25	1,350,000	1,500,000	—	—	—		—	—		—	—	—
Michael Rowles	2/26/25	1,485,000	1,650,000	—	—	—		—	—		—	—	—

(1)	The amounts reflect the number of shares of restricted stock or stock options granted under our stock incentive plans.

(2)

The dollar values of stock option and restricted stock awards disclosed in this column are equal to the aggregate grant date fair value computed in accordance with ASC 718. A discussion of the assumptions used in calculating the grant date fair value is set forth in Note 12 of the Notes to Consolidated Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2025.

(3)

Represents shares of restricted stock issued upon certification by the Compensation Committee of the attainment of strategic performance goals set in respect of the 2024 fiscal year. These restricted stock awards vested 50% on February 26, 2025 and the remaining 50% vested on February 26, 2026.

(4)

These restricted stock awards vested 50% on March 31, 2026, in connection with our achievement of the financial performance target established by the Compensation Committee, and the remaining 50% of the award will vest on March 31, 2027, subject to the named executive officer’s continued employment with the company.

50 | 2026 Proxy Statement

Executive Compensation Tables

2025 Outstanding Equity Awards at Fiscal Year-End

The following table sets forth summary information regarding the outstanding equity awards at December 31, 2025.

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable (#)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(1)	Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested ($)(1)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Michael Rapino	195,578	—	—	29.03	3/2027	—	—	—	—
						470,641	67,066,343
	—	—	—	—	—	178,796	25,478,430	—	—
	—	—	—	—	—	33,070	4,712,475	—	—
Joe Berchtold	93,537	—	—	29.03	3/2027	—	—	—	—
	—	—	—	—	—	313,760	44,710,800	—	—
Brian Capo	—	—	—	—	—	1,203	171,428	—	—
	—	—	—	—	—	3,288	468,540	—	—
John Hopmans	83,480	—	—	29.03	3/2027	—	—	—	—
	35,280	—	—	44.05	3/2028	—	—	—	—
	300,000	—	—	56.77	2/2029	—	—	—	—
	—	—	—	—	—	121,892	17,369,610	—	—
Michael Rowles	63,776	—	—	29.03	3/2027	—	—	—	—
	14,375	—	—	44.05	3/2028	—	—	—	—
	11,000	—	—	56.77	2/2029	—	—	—	—
	—	—	—	—	—	31,376	4,471,080	—	—

2026 Proxy Statement | 51

Executive Compensation Tables

(1)	The following table provides information with respect to our named executive officers’ earned but unvested restricted and deferred stock awards as of December 31, 2025.

Vesting Date	Michael Rapino	Joe Berchtold	Brian Capo	John Hopmans	Michael Rowles
January 2026	97,653	25,370	—	9,856	2,537
February 2026	68,053	23,322	—	9,060	2,332
March 2026	—	—	2,847	—	—
April 2026	46,160	—	—	—	—
May 2026	32,370	52,354	—	8,384	5,235
July 2026	—	—	—	11,955	—
August 2026	30,121	20,080	—	7,801	2,008
November 2026	41,718	27,812	—	10,804	2,781
January 2027	97,653	25,370	—	9,856	2,537
February 2027	34,983	23,322	—	9,060	2,332
March 2027	—	—	1,644	—	—
April 2027	23,082	—	—	—	—
May 2027	32,370	36,967	—	8,384	3,697
July 2027	—	—	—	5,978	—
August 2027	30,121	20,080		7,801	2,008
November 2027	20,858	13,906	—	5,403	1,391
December 2027	127,365	45,177	—	—	4,518
January 2028	—	—	—	4,928	—
February 2028	—	—	—	4,530	—
May 2028	—	—	—	4,191	—
August 2028	—	—	—	3,901	—
Total	682,507	313,760	4,491	121,892	31,376

(2)

Market value of restricted stock grants is determined by using the closing price of $142.50 per share for our common stock on December 31, 2025, the last business day of the 2025 fiscal year. The amounts indicated are not necessarily indicative of the amounts that may be realized by our named executive officers if and when these awards vest, due to potential fluctuations in the value of our common stock.

52 | 2026 Proxy Statement

Executive Compensation Tables

2025 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)(1)	Value Realized on Vesting ($)(1)
Michael Rapino(2)	282,024	34,491,535	571,340	79,605,847
Joe Berchtold(3)	134,881	16,495,946	284,468	40,225,116
Brian Capo(4)	—	—	2,323	303,337
John Hopmans(5)	—	—	117,909	16,586,944
Michael Rowles(6)	91,964	12,274,930	28,446	4,022,407

(1)	Represents gross shares and related value acquired on vesting, before shares withheld for tax purposes.

(2)	Upon the vesting of Mr. Rapino’s restricted stock awards, 307,434 shares of our common stock with an aggregate value on vesting of $42,844,538 were withheld to satisfy tax withholding obligations.

(3)	Upon the vesting of Mr. Berchtold’s restricted stock awards, 153,137 shares of our common stock with an aggregate value on vesting of $21,653,718 were withheld to satisfy tax withholding obligations.

(4)	Upon the vesting of Mr. Capo’s restricted stock awards, 915 shares of our common stock with an aggregate value on vesting of $119,481 were withheld to satisfy tax withholding obligations.

(5)	Upon the vesting of Mr. Hopmans’ restricted stock awards, 58,744 shares of our common stock with an aggregate value on vesting of $8,275,903 were withheld to satisfy tax withholding obligations.

(6)	Upon the vesting of Mr. Rowles’ restricted stock awards, 15,380 shares of our common stock with an aggregate value on vesting of $2,174,005 were withheld to satisfy tax withholding obligations.

2026 Proxy Statement | 53

Executive Compensation Tables

2025 Potential Payments Upon Termination or Change in Control

Name	Benefit(1)	Termination w/o Cause ($)	Resignation w/ Good Reason ($)	Death ($)	Disability ($)(2)	Change in Control ($)
Michael Rapino	Severance(3)	42,966,814	42,966,814	21,483,407	21,483,407	—
	Equity Awards(3)(4)	97,257,248	97,257,248	97,257,248	97,257,248	97,257,248
	Medical Benefits(3)	180,000	180,000	—	—	—
Total		140,404,062	140,404,062	118,740,655	118,740,655	97,257,248
Joe Berchtold	Severance(5)	8,087,652	8,087,652	4,087,652	4,087,652	—
	Equity Awards(4)(5)	44,710,800	44,710,800	44,710,800	44,710,800	44,710,800
Total		52,798,452	52,798,452	48,798,452	48,798,452	44,710,800
Brian Capo	Severance(6)	356,250	356,250	—	—	—
	Equity Awards(4)	—	—	639,968	—	639,968
Total		356,250	356,250	639,968	—	639,968
John Hopmans	Severance(7)	4,500,000	4,500,000	1,500,000	1,500,000	—
	Equity Awards(4)(7)	17,369,610	17,369,610	17,369,610	17,369,610	17,369,610
Total		21,869,610	21,869,610	18,869,610	18,869,610	17,369,610
Michael Rowles	Severance(8)	3,850,000	3,850,000	1,650,000	1,650,000	—
	Equity Awards(4)(8)	4,471,080	4,471,080	4,471,080	4,471,080	4,471,080
Total		8,321,080	8,321,080	6,121,080	6,121,080	4,471,080

(1)

All benefits are calculated as if these events were to occur on December 31, 2025, the last business day of the 2025 fiscal year, as required under the applicable rules. Each named executive officer legally is entitled to receive his or her accrued and unpaid base salary (including accrued paid time-off) upon any termination, including a termination for “cause.” Consequently, this table reflects only the additional compensation the named executive officers would receive upon termination by virtue of company policy or such officer’s employment agreement. In certain circumstances (as explained in the footnotes below) a named executive officer would be entitled to a pro-rated cash performance bonus based on the most recent forecast available at the time of termination, which for purposes of this table would be for 2025. Benefits reflected in the table are estimates; the actual benefit payable is determined upon termination. For definitions of “cause” and “good reason” applicable to the named executive officers and a description of the payment schedules applicable to the payments summarized in this table, see “Named Executive Officer Employment Agreements & Other Compensation Information” below.

(2)	Upon disability, generally, each named executive officer’s restrictions on any restricted stock awards would continue to lapse, in accordance with their terms.

(3)

If Mr. Rapino’s employment is terminated by him for “good reason” or he is terminated by us without “cause,” provided he signs a general release of claims, he would receive (i) consideration of $42,966,814 (which represents the Rapino Company Severance ($6,000,000), as defined below under “Named Executive Officer Employment Agreements & Other Compensation Information—Michael Rapino,” and his 2024 performance bonus ($36,966,814), (ii) the acceleration of all stock options, restricted stock awards and performance stock awards and (iii) a payment of $5,000 per month for up to three years in respect of continued medical coverage.

(4)

In the event of either a “change in control” or the death of an officer, the officer’s outstanding unvested shares of restricted stock granted under the Live Nation stock incentive plan would immediately vest in their entirety pursuant to the terms of the applicable grant agreements (applicable to all employees generally). The values of accelerated restricted shares are based upon the closing sale price of our common stock on December 31, 2025 of $142.50.

(5)

If Mr. Berchtold’s employment is terminated by him for “good reason” or by us without “cause,” provided he signs a general release of claims, he would receive (i) consideration of $8,087,652 (representing $4,000,000 in salary payout and his 2025 performance bonus ($4,087,652)) and (ii) the acceleration of all stock options, restricted stock awards and performance stock awards for the target stock prices attained. If Mr. Berchtold’s employment is terminated due to his death or disability, he would receive $4,087,652, representing his performance bonus for 2025.

(6)

If Mr. Capo’s employment is terminated by him for “good reason” or by us without “cause,” provided he signs a general release of claims, he would receive consideration of $356,250, representing a salary payout.

(7)

If Mr. Hopmans’ employment is terminated by him for “good reason” or by us without “cause,” provided he signs a general release of claims, he would receive (i) consideration of $4,500,000 (representing $3,000,000 in salary payout and his 2025 performance bonus ($1,500,000)) and (ii) the acceleration of all stock options, restricted stock awards and performance stock awards for the target stock prices attained. If Mr. Hopmans’ employment is terminated due to his death or disability, he would receive $1,500,000, representing his performance bonus for 2025.

(8)

If Mr. Rowles’ employment is terminated by him for “good reason” or by us without “cause,” provided he signs a general release of claims, he would receive (i) consideration of $3,850,000 (representing $2,200,000 in salary payout and his 2025 performance bonus ($1,650,000)) and (ii) the acceleration of all stock options, restricted stock awards and performance stock awards for the target stock prices attained. If Mr. Rowles’ employment is terminated due to his death or disability, he would receive $1,650,000, representing his performance bonus for 2025.

54 | 2026 Proxy Statement

Executive Compensation Tables

Change in Control Provisions

For a more detailed description of the “change in control” provisions applicable to our named executive officers under their employment agreements, see “Named Executive Officer Employment Agreements & Other Compensation Information” below.

Named Executive Officer Employment Agreements & Other Compensation Information

We have entered into employment agreements with each of the named executive officers. Among other things, these agreements provide for certain payments upon a change in control or termination of employment. The principal elements of these employment agreements are summarized below:

Michael Rapino

In December 2017, we entered into an employment agreement with Mr. Rapino (the “Rapino 2017 Agreement”), which was effective as of November 1, 2017, with a term ending on December 31, 2022. In July 2022, we entered into a new employment agreement with Mr. Rapino effective as of July 1, 2022 (the “Rapino 2022 Agreement”), with a term ending on December 31, 2027. Pursuant to his employment agreement, Mr. Rapino serves as our President and Chief Executive Officer, and a member of our board of directors for as long as he remains an officer of the company.

Effective July 1, 2022, Mr. Rapino receives a base salary of $3,000,000 per year pursuant to the Rapino 2022 Agreement. Any future annual salary increases are not guaranteed and are at the full discretion of the Compensation Committee. Pursuant to the Rapino 2017 Agreement, Mr. Rapino also received a base salary of $3,000,000 per year.

In connection with the negotiation and entering into of the Rapino 2022 Agreement, in July 2022 Mr. Rapino was granted (i) 333,751 shares of restricted stock, of which 95,357 shares will vest on January 1, 2024 and the remaining shares will vest annually in four equal installments, and (ii) a grant targeted at 1,117,037 performance shares (the “Rapino Signing Performance Shares”), to vest and be settled in shares of restricted stock from time to time during a performance period running from July 1, 2022 through December 31, 2027 upon attainment of various stock price targets for a period of 60 days, with the actual number of shares earned ranging from 0% to 100% of the target award amount. Mr. Rapino also received a lump sum cash signing bonus in the amount of $6,000,000 pursuant to the Rapino 2022 Agreement.

Under the Rapino 2017 Agreement, Mr. Rapino was eligible to receive an annual cash performance bonus with a target amount equal to 200% of his highest base salary paid during the calendar year in which the bonus was earned (with a range to be established for achievement above or below such target). Under the Rapino 2022 Agreement, beginning in 2023 Mr. Rapino is eligible to receive an annual cash performance bonus with a target amount equal to $17,000,000 during the calendar year in which the bonus was earned ranging from 0% to 110% of the target amount as determined by the Compensation Committee, which will establish financial performance targets based on targeted AOI for the company. Mr. Rapino received no performance bonus for calendar year 2022 under the Rapino 2022 Agreement, but rather his bonus was payable under the Rapino 2017 Agreement, as if the Rapino 2017 Agreement had remained in effect for the full calendar year of 2022.

Under the Rapino 2022 Agreement, beginning in 2023, Mr. Rapino is entitled to receive an annual performance-based grant of restricted shares of company common stock with an annual target value of not less than $10,000,000, based on the attainment of strategic performance goals to be established by the Compensation Committee. Upon determination of attainment of the performance goals for a particular calendar year, Mr. Rapino will be issued the restricted shares of company common stock, which shall vest 50% on the date of issuance and 50% on the first anniversary of the date of issuance. The Rapino 2022 Agreement additionally provides that Mr. Rapino is permitted to use private aircraft paid for by the company for personal travel for up to a maximum of one hundred twenty-five hours per year.

2026 Proxy Statement | 55

Executive Compensation Tables

The Rapino 2022 Agreement (i) will terminate upon Mr. Rapino’s death, (ii) may be terminated by the company upon Mr. Rapino’s disability, (iii) may be terminated by the company at any time (a) without “cause” (as defined below), or (b) for “cause,” subject to Mr. Rapino’s right in some cases to cure and provided that at least a majority of the board of directors first determines that “cause” exists, and (iv) may be terminated by Mr. Rapino at any time (a) without “good reason” (as defined below), or (b) with “good reason,” subject in some cases to our right to cure.

If Mr. Rapino’s employment is terminated due to his death or disability, under the Rapino 2022 Agreement he is entitled to receive:

•	accrued and unpaid base salary;

•

a pro-rated performance bonus, calculated using his most recent performance bonus for the year prior to termination, along with any such bonus that may have been earned for the prior year but not yet paid;

•	accrued and unused vacation pay;

•	unreimbursed expenses;

•	a cash payment equal to the sum of his base salary and an amount equal to his most recent performance bonus for the year prior to termination; and

•

acceleration of vesting of all of his equity awards and the extension of their exercisability for the life of such awards (with the Rapino Signing Performance Shares to vest (i) based on the then-currently achieved target stock price in the case of death, and (ii) as if the highest target stock price had been achieved in the case of disability).

If Mr. Rapino’s employment is terminated by the company for “cause” or by Mr. Rapino without “good reason”, he is entitled to receive:

•	accrued and unpaid base salary;

•

a pro-rated performance bonus, calculated using his most recent performance bonus for the year prior to termination, along with any such bonus that may have been earned for the prior year but not yet paid;

•	accrued and unused vacation pay; and

•	unreimbursed expenses.

If Mr. Rapino’s employment is terminated by the company without “cause” or by Mr. Rapino for “good reason,” he is entitled to:

•	accrued and unpaid base salary;

•

a pro-rated performance bonus, calculated using his most recent performance bonus for the year prior to termination, along with any such bonus that may have been earned for the prior year but not yet paid;

•	accrued and unused vacation pay;

•	unreimbursed expenses;

and, subject to Mr. Rapino signing a general release of claims,

•

a cash payment, referred to as the Rapino Company Severance, equal to the sum of Mr. Rapino’s base salary and the performance bonus paid to Mr. Rapino for the year prior to the year in which the termination occurs, multiplied by two;

•

for the period commencing with the first full calendar month following the date of termination and ending on the earlier of (A) the day preceding the third anniversary thereof or (B) the date on which Mr. Rapino becomes entitled to coverage under the group health plan of a subsequent employer, a payment of $5,000 per month in respect of continued medical coverage for Mr. Rapino and his dependents; and

•	immediate acceleration of the vesting of all unvested equity awards then held by Mr. Rapino (with the Rapino Signing Performance Shares to vest as if the highest target stock price had been achieved).

56 | 2026 Proxy Statement

Executive Compensation Tables

For purposes of the Rapino 2022 Agreement, “cause” means: (i) Mr. Rapino’s willful and continued failure to perform his material duties; (ii) the willful or intentional engaging by Mr. Rapino in material misconduct that causes material and demonstrable injury, monetarily or otherwise, to the company; (iii) Mr. Rapino’s conviction of, or a plea of nolo contendere to, a crime constituting (a) a felony under the laws of the United States or any state thereof or (b) a misdemeanor involving moral turpitude that causes material and demonstrable injury, monetarily or otherwise, to us; (iv) Mr. Rapino’s committing or engaging in any intentional act of fraud, embezzlement, theft or other act of dishonesty against the company that causes material and demonstrable injury, monetarily or otherwise to the company; or (v) Mr. Rapino’s material breach of the restrictive covenants included in the employment agreement that causes material and demonstrable injury, monetarily or otherwise, to the company.

For purposes of the Rapino 2022 Agreement, “good reason” is defined as: (i) a reduction in Mr. Rapino’s base salary or annual incentive compensation opportunity; (ii) a breach by the company of a material provision of the employment agreement; (iii) failure to renominate Mr. Rapino to the company’s board of directors; (iv) requiring Mr. Rapino to report to anyone other than the board of directors; (v) a substantial diminution in Mr. Rapino’s duties, responsibilities or authority or a change in his title; (vi) the assignment to Mr. Rapino of duties inconsistent with the usual and customary duties associated with a president and chief executive officer of entities comparable to the company; and (vii) a transfer of Mr. Rapino’s primary workplace away from Los Angeles.

The Rapino 2022 Agreement also contains non-disclosure, non-solicitation and indemnification provisions.

Joe Berchtold

In December 2017, we entered into an employment agreement with Mr. Berchtold effective as of January 1, 2018 (the “Berchtold 2018 Agreement”), with a term that ended on December 31, 2022. In December 2022, we entered into a new employment agreement with Mr. Berchtold effective as of January 1, 2023 (the “Berchtold 2023 Agreement”), with a term ending on December 31, 2027, pursuant to which he serves as our President and Chief Financial Officer. After that date, unless earlier terminated, Mr. Berchtold’s employment will be on an at-will basis.

Effective January 1, 2018, Mr. Berchtold received a base salary of $1,300,000 per year pursuant to the Berchtold 2018 Agreement. Effective January 1, 2023, Mr. Berchtold receives a base salary of $2,000,000 per year pursuant to the Berchtold 2023 Agreement. Any future annual salary increases are not guaranteed and are at the full discretion of the Compensation Committee.

In connection with the negotiation and entering into of the Berchtold 2023 Agreement, in December 2022 Mr. Berchtold was granted an award targeted at 744,691 performance shares (the “Berchtold Signing Performance Shares”), to vest and be settled in shares of restricted stock from time to time during a performance period running from January 1, 2023 through December 31, 2027 upon attainment of various stock price targets for a period of 60 days, with the actual number of shares earned ranging from 0% to 100% of the target award amount. Mr. Berchtold also received a lump sum cash signing bonus in the amount of $6,000,000 pursuant to the Berchtold 2023 Agreement.

Under the terms of the Berchtold 2023 Agreement, Mr. Berchtold is eligible to receive an annual cash performance bonus with a target amount equal to 200% of his base salary, ranging from 0% to 110% of the target amount, based on the achievement of performance targets to be established by the Compensation Committee.

The Berchtold 2023 Agreement (i) will terminate upon Mr. Berchtold’s death, (ii) may be terminated by the company upon Mr. Berchtold’s disability, (iii) may be terminated by the company at any time without “cause” (as defined below) or for “cause,” subject to Mr. Berchtold’s general right to cure, or (iv) may be terminated by Mr. Berchtold (a) at any time by providing 30 days’ prior written notice or (b) for “good reason” (as defined below), subject in some cases to the company’s right to cure.

If Mr. Berchtold’s employment is terminated by reason of death or disability or by the company for “cause,” under the Berchtold 2023 Agreement he is entitled to receive:

•	accrued and unpaid base salary;

•	accrued and unused vacation pay;

•	unreimbursed expenses;

2026 Proxy Statement | 57

Executive Compensation Tables

•	any payments to which he may be entitled under any applicable employee benefit plan;

•

immediate acceleration of the vesting of all unvested equity awards then held by Mr. Berchtold (in cases of death or disability only, with the Berchtold Signing Performance Shares to vest (i) in the case of death, based on the then-currently achieved target stock price (ii) in the case of disability, as if the highest target stock price had been achieved); and

•	a pro-rated performance bonus for the current year, along with any performance bonus that may have been earned for the prior year but not yet paid.

If Mr. Berchtold’s employment is terminated by the company without “cause,” or by Mr. Berchtold for “good reason,” under the Berchtold 2023 Agreement he is entitled to:

•	accrued and unpaid base salary;

•	accrued and unused vacation pay;

•	unreimbursed expenses;

•	any payments to which he may be entitled under any applicable employee benefit plan;

•	a pro-rated performance bonus for the current year, along with any performance bonus that may have been earned for the prior year but not yet paid; and

•

subject to Mr. Berchtold signing a general release of claims, a cash payment equal to Mr. Berchtold’s base salary multiplied by two and immediate acceleration of the vesting of all unvested equity awards then held by Mr. Berchtold (with the Berchtold Signing Performance Shares to vest as if the highest target stock price had been achieved; and.

For purposes of the Berchtold 2023 Agreement, “cause” means: (i) conduct by Mr. Berchtold constituting a material act of willful misconduct in connection with the performance of his duties, including violation of the company’s policy on sexual harassment or misappropriation of our funds or property, (ii) continued, willful and deliberate non-performance by Mr. Berchtold of a material duty under the employment agreement, (iii) Mr. Berchtold’s refusal or failure to follow lawful directives consistent with his title and position and the terms of the employment agreement, (iv) a criminal conviction of Mr. Berchtold, a plea of nolo contendere by Mr. Berchtold or other conduct by Mr. Berchtold that, as determined in the reasonable discretion of the company’s board of directors, has resulted in, or would result in, material injury to the company’s reputation, including, without limitation, conviction of fraud, theft, embezzlement or a crime involving moral turpitude, (v) a repeated failure by Mr. Berchtold to comply with a material term of the employment agreement or (vi) a material violation by Mr. Berchtold of the company’s employment policies.

For purposes of the Berchtold 2023 Agreement, “good reason” is defined as: (i) a repeated failure by the company to comply with a material term of the employment agreement, (ii) a material reduction in Mr. Berchtold’s duties, responsibilities, authority or compensation or (iii) a material geographic relocation of Mr. Berchtold’s principal work location outside Los Angeles.

The Berchtold 2023 Agreement also contains non-disclosure, non-solicitation, non-disparagement and indemnification provisions.

Brian Capo

In May 2022, we entered into an employment agreement with Brian Capo effective as of January 1, 2022 (the “Capo 2022 Agreement”), with a term ending on December 31, 2026, pursuant to which he serves as our Chief Accounting Officer. After the expiration of the term, unless earlier terminated, Mr. Capo’s employment will be on an at-will basis.

Effective January 1, 2022, Mr. Capo received a base salary of $425,000 per year pursuant to the Capo 2022 Agreement, which amount was increased to $450,000 effective January 1, 2024, to $475,000 effective January 1, 2025, and to $490,000 effective January 1, 2026. Any future annual salary increases are not guaranteed and are at the full discretion of the Compensation Committee.

58 | 2026 Proxy Statement

Executive Compensation Tables

Under the Capo 2022 Agreement, Mr. Capo is eligible to receive an annual cash performance bonus with a target equal to 50% of his base salary, based on the achievement of performance targets which are currently established annually by the Compensation Committee.

The employment agreement may be terminated at any time by either Mr. Capo or us with or without cause (as determined in our reasonable discretion).

If Mr. Capo’s employment is terminated by reason of death, by Mr. Capo for any reason or by us for “cause,” he is entitled to receive:

•	accrued and unpaid base salary;

•	accrued and unused vacation pay;

•	unreimbursed expenses; and

•	any payments to which he may be entitled under any applicable employee benefit plan.

If Mr. Capo’s employment is terminated by us without “cause,” or by Mr. Capo for “good reason,” he is entitled to:

•	accrued and unpaid base salary;

•	accrued and unused vacation pay;

•	unreimbursed expenses;

•	any payments to which he may be entitled under any applicable employee benefit plan; and

•	subject to Mr. Capo signing a general release of claims, a cash payment equal to Mr. Capo’s base salary for nine months.

For purposes of the employment agreement, “good reason” is defined as a material reduction of Mr. Capo’s duties, responsibilities, authority or compensation.

The employment agreement also contains non-disclosure, non-solicitation, non-competition and indemnification provisions.

John Hopmans

In January 2015, we entered into, and in January 2019, we amended, an employment agreement with Mr. Hopmans effective as of January 1, 2015 (the “Hopmans 2015 Agreement”), with a term that ended on December 31, 2023. In October 2023, we entered into a new employment agreement with Mr. Hopmans effective as of January 1, 2024 (the “Hopmans 2024 Agreement”), with a term ending on December 31, 2028, pursuant to which he serves as our Executive Vice President, M&A and Strategic Finance. After that date, unless earlier terminated, Mr. Hopmans’ employment will be on an at-will basis.

Effective January 1, 2024, Mr. Hopmans receives a base salary of $1,500,000 per year pursuant to the Hopmans 2024 Agreement. Any future annual salary increases are not guaranteed and are at the full discretion of the Compensation Committee.

In connection with the negotiation and entering into of the Hopmans 2024 Agreement, in October 2023, Mr. Hopmans was granted an award targeted at 289,300 performance shares (the “Hopmans Signing Performance Shares”), to vest and be settled in shares of restricted stock from time to time during a performance period running from January 1, 2024 through December 31, 2028 upon attainment of various stock price targets for a period of 60 days, with the actual number of shares earned ranging from 0% to 100% of the target award amount.

Mr. Hopmans is eligible to receive an annual cash performance bonus with a target equal to 100% of his base salary based on the achievement of performance targets established by the Compensation Committee.

2026 Proxy Statement | 59

Executive Compensation Tables

The Hopmans 2024 Agreement (i) will terminate upon Mr. Hopmans’ death, (ii) may be terminated by us upon Mr. Hopmans’ disability, (iii) may be terminated by us at any time without “cause” (as defined below) or for “cause,” subject to Mr. Hopmans’ general right to cure, or (iv) may be terminated by Mr. Hopmans (a) at any time by providing 30 days’ prior written notice or (b) for “good reason” (as defined below), subject in some cases to our right to cure.

If Mr. Hopmans’ employment is terminated by reason of death or disability or by us for “cause,” under the Hopmans 2024 Agreement he is entitled to receive:

•	accrued and unpaid base salary;

•	accrued and unused vacation pay;

•	unreimbursed expenses;

•	any payments to which he may be entitled under any applicable employee benefit plan;

•

immediate acceleration of the vesting of all unvested equity awards then held by Mr. Hopmans (in cases of death or disability only, with the Hopmans Signing Performance Shares to vest based on the then-currently achieved target stock price); and

•	a pro-rated performance bonus for the current year, along with any performance bonus that may have been earned for the prior year but not yet paid.

If Mr. Hopmans’ employment is terminated by us without “cause,” or by Mr. Hopmans for “good reason,” under the Hopmans 2024 Agreement he is entitled to:

•	accrued and unpaid base salary;

•	accrued and unused vacation pay;

•	unreimbursed expenses;

•	any payments to which he may be entitled under any applicable employee benefit plan;

•	a pro-rated performance bonus for the current year, along with any performance bonus that may have been earned for the prior year but not yet paid; and

•

subject to Mr. Hopmans signing a general release of claims, a cash payment equal to Mr. Hopmans’ base salary multiplied by two and immediate acceleration of the vesting of all unvested equity awards then held by Mr. Hopmans (with the Hopmans Signing Performance Shares to vest based on the then-currently achieved target stock price).

For purposes of the Hopmans 2024 Agreement, “cause” means: (i) conduct by Mr. Hopmans constituting a material act of willful misconduct in connection with the performance of his duties, including violation of our policy on sexual harassment or misappropriation of our funds or property, (ii) continued, willful and deliberate non-performance by Mr. Hopmans of a material duty under the employment agreement, (iii) Mr. Hopmans’ refusal or failure to follow lawful directives consistent with his title and position and the terms of the employment agreement, (iv) a criminal conviction of Mr. Hopmans, a plea of nolo contendere by Mr. Hopmans or other conduct by Mr. Hopmans that, as determined in the reasonable discretion of our board of directors, has resulted in, or would result in, material injury to our reputation, including, without limitation, conviction of fraud, theft, embezzlement or a crime involving moral turpitude, (v) a repeated failure by Mr. Hopmans to comply with a material term of the employment agreement or (vi) a material violation by Mr. Hopmans of our employment policies.

For purposes of the Hopmans 2024 Agreement, “good reason” is defined as: (i) a repeated failure by us to comply with a material term of the employment agreement, (ii) a material reduction in Mr. Hopmans’ duties, responsibilities, authority or compensation or (iii) a material geographic relocation of Mr. Hopmans’ principal work location outside Los Angeles.

The Hopmans 2024 Agreement also contains non-disclosure, non-solicitation, non-disparagement and indemnification provisions.

60 | 2026 Proxy Statement

Executive Compensation Tables

Michael Rowles

In December 2017, we entered into an employment agreement with Mr. Rowles effective as of January 1, 2018 (the “Rowles 2018 Agreement”), with a term that ended on December 31, 2022. In December 2022, we entered into a new employment agreement with Mr. Rowles effective as of January 1, 2023 (the “Rowles 2023 Agreement”), with a term ending on December 31, 2027, pursuant to which he serves as our General Counsel. After that date, unless earlier terminated, Mr. Rowles’ employment will be on an at-will basis.

Effective January 1, 2018, Mr. Rowles received a base salary of $800,000 per year pursuant to the Rowles 2018 Agreement. Effective January 1, 2023, Mr. Rowles receives a base salary of $1,100,000 per year pursuant to the Rowles 2023 Agreement. Any future annual salary increases are not guaranteed and are at the full discretion of the Compensation Committee.

Pursuant to the Rowles 2023 Agreement, in December 2022 Mr. Rowles was granted an award targeted at 74,469 performance shares (the “Rowles Signing Performance Shares”), to vest and be settled in shares of restricted stock from time to time during a performance period running from January 1, 2023 through December 31, 2027 upon attainment of various stock price targets for a period of 60 days, with the actual number of shares earned ranging from 0% to 100% of the target award amount.

Under the Rowles 2023 Agreement, Mr. Rowles is eligible to receive an annual cash performance bonus with a target equal to 150% of his base salary based on the achievement of performance targets established by the Compensation Committee.

The Rowles 2023 Agreement (i) will terminate upon Mr. Rowles’ death, (ii) may be terminated by us upon Mr. Rowles’ disability, (iii) may be terminated by us at any time without “cause” (as defined below) or for “cause,” subject to Mr. Rowles’ general right to cure, or (iv) may be terminated by Mr. Rowles (a) at any time by providing 30 days’ prior written notice or (b) for “good reason” (as defined below), subject in some cases to our right to cure.

If Mr. Rowles’ employment is terminated by reason of death or disability or by us for “cause,” under the Rowles 2023 Agreement he is entitled to receive:

•	accrued and unpaid base salary;

•	accrued and unused vacation pay;

•	unreimbursed expenses;

•	any payments to which he may be entitled under any applicable employee benefit plan;

•

immediate acceleration of the vesting of all unvested equity awards then held by Mr. Rowles (in cases of death or disability only, with the Rowles Signing Performance Shares to vest based on the then-currently achieved target stock price); and

•	a pro-rated performance bonus for the current year, along with any performance bonus that may have been earned for the prior year but not yet paid.

If Mr. Rowles’ employment is terminated by us without “cause,” or by Mr. Rowles for “good reason,” under the Rowles 2023 Agreement he is entitled to:

•	accrued and unpaid base salary;

•	accrued and unused vacation pay;

•	unreimbursed expenses;

•	any payments to which he may be entitled under any applicable employee benefit plan;

•	a pro-rated performance bonus for the current year, along with any performance bonus that may have been earned for the prior year but not yet paid; and

2026 Proxy Statement | 61

Executive Compensation Tables

•

subject to Mr. Rowles signing a general release of claims, a cash payment equal to Mr. Rowles’ base salary multiplied by two and immediate acceleration of the vesting of all unvested equity awards then held by Mr. Rowles (with the Rowles Signing Performance Shares to vest based on the then-currently achieved target stock price).

For purposes of the Rowles 2023 Agreement, “cause” means: (i) conduct by Mr. Rowles constituting a material act of willful misconduct in connection with the performance of his duties, including violation of our policy on sexual harassment or misappropriation of our funds or property, (ii) continued, willful and deliberate non-performance by Mr. Rowles of a material duty under the employment agreement, (iii) Mr. Rowles’ refusal or failure to follow lawful directives consistent with his title and position and the terms of the employment agreement, (iv) a criminal conviction of Mr. Rowles, a plea of nolo contendere by Mr. Rowles or other conduct by Mr. Rowles that, as determined in the reasonable discretion of our board of directors, has resulted in, or would result in, material injury to our reputation, including, without limitation, conviction of fraud, theft, embezzlement or a crime involving moral turpitude, (v) a repeated failure by Mr. Rowles to comply with a material term of the employment agreement or (vi) a material violation by Mr. Rowles of our employment policies.

For purposes of the Rowles 2023 Agreement, “good reason” is defined as: (i) a repeated failure by us to comply with a material term of the employment agreement, (ii) a material reduction in Mr. Rowles’ duties, responsibilities, authority or compensation or (iii) a material geographic relocation of Mr. Rowles’ principal work location outside Los Angeles.

The Rowles 2023 Agreement also contains non-disclosure, non-solicitation, non-disparagement and indemnification provisions.

Other Compensation Information

We are providing the following information about the relationship of the median annual total compensation of our employees and the total compensation of Mr. Rapino, our Chief Executive Officer as of December 31, 2025 pursuant to the SEC’s pay ratio disclosure rules set forth in Item 402(u) of Regulation S-K, which we refer to as Item 402. We believe our pay ratio is a reasonable estimate calculated in a manner consistent with the SEC’s pay ratio disclosure rules. However, because these rules provide flexibility in determining the methodology, assumptions and estimates used to determine pay ratios and the fact that workforce composition issues differ significantly between companies, our pay ratio may not be comparable to the pay ratios reported by other companies.

To identify our median employee, we first determined our employee population as of December 31, 2025, which consisted of employees located in the U.S. and internationally, representing all full-time, part-time, seasonal and temporary employees employed by our company on that date. As is typical for an entertainment company in the concerts industry, a significant portion of our employee population consists of part-time, seasonal and temporary employees who work in our venues and festivals, and in our call centers, who by nature of their limited hours worked during the year have relatively low total compensation. Item 402 does not permit making annualized or full-time equivalent adjustments to the compensation of these individuals. We did not exclude any groups of employees under the 5 percent de minimis threshold permitted by the SEC. Using information from our payroll records, we then measured each employee’s gross wages for calendar year 2025 in a consistent manner across jurisdictions using different payroll systems. For non-U.S. employees paid in local currency, the total annual compensation was translated to U.S. dollars using published exchange rates as of December 31, 2025. As permitted by Item 402, the company annualized the total compensation for permanent employees that were employed for less than the full fiscal year (i.e., employees who were hired mid-year 2025), but did not make any cost-of-living or other adjustments.

Once we identified our median employee, we then determined that employee’s total compensation, including any perquisites and other benefits, in the same manner that we determined the total compensation of our named executive officers for purposes of the Summary Compensation Table above.

Using these guidelines, our Chief Executive Officer had annual total compensation of $32,552,324 and the median-compensated employee at Live Nation (who was a part-time employee as discussed above) had annual total compensation of $33,360, which resulted in a ratio of 976:1. Comparing the Chief Executive Officer’s compensation to that for U.S. full-time salaried employees (with a median of $111,708), in order to exclude those employees discussed above who are not comparable due to the nature of their roles and limited hours worked, the ratio would be 291:1.

62 | 2026 Proxy Statement

Executive Compensation Tables

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation
S-K,
we are providing the following information about the relationship between executive compensation actually paid (as defined by SEC rules) and certain financial performance metrics of the company. The Compensation Committee did not consider the pay versus performance disclosure when making its incentive compensation decisions. For further information about how we align executive compensation with the company’s performance, see “Compensation Discussion and Analysis” beginning on page 31 above. The amounts in the tables below are calculated in accordance with SEC rules and do not represent amounts actually earned or realized by NEOs, including with respect to restricted stock, performance share and stock option awards. See the “Options Exercised and Stock Vested” table on page 53 above.

					Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total for CEO ($) (1)	Compensation Actually Paid to CEO ($) (2)	Average Summary Compensation Table Total for Non-CEO NEOs ($) (3)	Average Compensation Actually Paid to Non-CEO NEOs ($) (4)	Total Shareholder Return ($) (5)	Peer Group ($) (6)	Net Income (Loss) ($1,000s) (7)	Adjusted Operating Income ($1,000s) (8)
2025	32,552,324	52,276,782	3,288,816	7,615,795	193.93	81.97	495,972	2,366,400
2024	32,960,737	94,273,893	3,280,162	16,070,847	176.24	80.01	896,287	2,145,898
2023	23,438,317	68,190,659	8,349,253	14,016,281	127.38	58.59	556,893	1,881,119
2022	139,005,565	35,618,299	16,434,080	5,192,894	94.91	34.53	266,440	1,397,095
2021	13,842,464	84,307,437	2,421,334	10,977,325	162.89	106.43	(650,904)	323,863

(1)	Reflects compensation amounts reported in the “Summary Compensation Table” (SCT) for our CEO, Michael Rapino, for the respective years shown.

(2)
“Compensation actually paid” (CAP) to our CEO in each of 2025, 2024, 2023, 2022 and 2021 reflects the respective amounts set forth in the
SCT
column of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules.

Year	2021	2022	2023	2024	2025
CEO	Michael Rapino	Michael Rapino	Michael Rapino	Michael Rapino	Michael Rapino
SCT Total Compensation ($)	13,842,464	139,005,565	23,438,317	32,960,737	32,552,324
Less: Equity Award Values Reported in SCT for the Year ($)	(10,584,334)	(116,741,758)	—	(9,799,557)	(10,000,368)
Add: Year-End Fair Value of Equity Awards Granted in the Year and Remain Unvested ($)	14,171,296	73,579,154	—	6,730,245	4,712,475
Add: Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	—	8,661,292	—	4,899,732	4,701,231
Add: Change in Fair Value of Equity Awards Granted in Prior Years and Remain Unvested ($)	66,634,819	(2,819,678)	44,734,323	51,887,175	11,769,529
Add: Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	3,753,920	(66,066,276)	18,019	7,595,561	8,541,591
Less: Fair Value of Equity Awards Forfeited during the Year ($)	(3,510,728)	—	—	—	—
Compensation Actually Paid ($)	84,307,437	35,618,299	68,190,659	94,273,893	52,276,782

(3)	The following non-CEO named executive officers are included in the average figures shown:
2025, 2024, 2023 and 2022: Joe Berchtold, Brian Capo, John Hopmans, and Michael Rowles.
2021: Joe Berchtold, Brian Capo, John Hopmans, Michael Rowles, and Kathy Willard. Ms. Willard stepped down from the Chief Financial Officer position effective June 30, 2021. Mr. Hopmans became a named executive officer effective July 1, 2021. The amounts reflected in the table for calculating the non-CEO
NEOs average compensation amounts includes Ms. Willard’s and Mr. Hopmans’ full year compensation.

2026 Proxy Statement | 63

Executive Compensation Tables

(4)
Average CAP for our
non-CEO
NEOs in each of 2025, 2024, 2023, 2022 and 2021 reflects the respective amounts set forth in the Average SCT Total for non-CEO
NEOs column of the table above, adjusted as set forth in the table below, as determined in accordance with SEC rules.

Year	2021 Average	2022 Average	2023 Average	2024 Average	2025 Average
Non-CEO NEOs	See note (3)	See note (3)	See note (3)	See note (3)	See note (3)
SCT Total Compensation ($)	2,421,334	16,434,080	8,349,253	3,280,162	3,288,816
Less: Equity Award Values Reported in SCT for the Year ($)	(1,559,930)	(12,900,823)	(5,386,337)	(56,686)	(116,856)
Add: Year-End Fair Value of Equity Awards Granted in the Year and Remain Unvested ($)	2,097,304	10,859,482	6,023,274	77,862	117,135
Add: Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year ($)	—	1,311,224	—	—	—
Add: Change in Fair Value of Equity Awards Granted in Prior Years and Remain Unvested ($)	8,225,115	(1,260,603)	5,153,535	10,838,803	2,293,550
Add: Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year ($)	562,661	(9,250,466)	(123,444)	1,930,706	2,033,150
Less: Fair Value of Equity Awards Forfeited during the Year ($)	(769,159)	—	—	—	—
Compensation Actually Paid ($)	10,977,325	5,192,894	14,016,281	16,070,847	7,615,795

(5)
For the relevant fiscal year, represents the cumulative total shareholder return (TSR) of Live Nation with an initial $100 invested on December 31, 2020 for the measurement periods ending on December 31, 2025, 2024, 2023, 2022 and 2021, respectively.

(6)
For the relevant fiscal year, represents the cumulative TSR of the Peer Group (“Peer Group TSR”) with an initial $100 invested on December 31, 2020, including reinvestment of dividends, for the measurement periods ending on December 31, 2025, 2024, 2023, 2022 and 2021, respectively. The Peer Group includes Electronic Arts Inc., Fox Corporation, Intuit Inc., Netflix Inc., Paramount Global, Paypal Holdings, Inc., Salesforce, Inc., Spotify Technology S.A., Universal Music Group N.V., Warner Bros. Discovery Inc. and Warner Music Group Corporation.

(7)
Reflects “Net income (loss) attributable to common stockholders of Live Nation” in the company’s Consolidated Statement of Operations included in the company’s Annual Reports on Form
10-K
for each of the years ended December 31, 2025, 2024, 2023, 2022 and 2021. In mid-March
2020, the company ceased all Live Nation tours and closed its venues due to the
COVID-19
pandemic. Our operations remained largely closed until the third quarter of 2021, when we saw a meaningful restart of operations with outdoor amphitheater events and festivals taking place in both the United States and United Kingdom. These circumstances had a materially negative impact on our financial results for 2021.

(8)
Company-selected Measure is adjusted operating income (loss) (“AOI”) which is described below. In mid-March
2020, the company ceased all Live Nation tours and closed its venues due to the
COVID-19
pandemic. Our operations remained largely closed until the third quarter of 2021, when we saw a meaningful restart of operations with outdoor amphitheater events and festivals taking place in both the United States and United Kingdom. These circumstances had a materially negative impact on our financial results for 2021.

Pay versus Performance Descriptive Disclosure
We chose Adjusted Operating Income as our Company Selected Measure for evaluating Pay versus Performance because it is used to determine our NEOs’ cash performance bonus opportunity. We believe that Adjusted Operating Income is one of the primary metrics on which the company’s performance is evaluated by financial analysts and the investment community generally.

64 | 2026 Proxy Statement

Executive Compensation Tables

The company’s TSR performance outpaced that of our peers from 2021 through 2025. There was a general positive relationship between TSR and Compensation Actually Paid (CAP) for all NEOs as a group between 2021 and 2022, 2022 and 2023, and 2023 and 2024. There is an inverse relationship for all NEOs as a group between 2024 and 2025. The company’s strong stock performance in 2024 resulted in large positive changes in the fair value of equity awards granted in prior years that remained unvested, thus driving up CAP for all NEOs as a group relative to the following year.

2026 Proxy Statement | 65

Executive Compensation Tables

Between 2022 and 2023, between 2023 and 2024, and between 2024 and 2025 there is a positive relationship between Net Income and CAP for all NEOs as a group, and between 2021 and 2022, there was an inverse relationship between Net Income and CAP for all NEOs as a group. The change in Net Income between 2021 and 2025 did not directly correlate to CAP for all years because Net Income is not a metric used in determining either cash performance bonus opportunities for our NEOs or the vesting of restricted stock awards granted to them, and due to CAP being driven up by a large positive change in the fair value of equity awards granted in prior years that remained unvested in 2021 and 2024 that was driven by strong stock price performance for the company in 2021 and 2024. Additionally, there was a positive relationship between Adjusted Operating Income and CAP for all NEOs as a group between 2022 and 2023, and between 2023 and 2024. There is an inverse relationship for all NEOs as a group between 2021 and 2022, and between 2024 and 2025. This trend was driven by 2021 and 2024, where the company’s strong stock performance resulted in a large positive change in the fair value of equity awards granted in prior years that remained unvested, thus driving up CAP for all NEOs as a group relative to the preceding and following years.

66 | 2026 Proxy Statement

Executive Compensation Tables

Pay versus Performance Tabular
List
Listed below are the financial and
non-financial
performance measures which in our assessment represent the most important financial and non-financial
performance measures we use to link the CAP of our named executive officers, for 2025, to the company’s performance. The company had only two such measures that were actually used or considered by the Compensation Committee in 2025.

Measure	Nature	Explanation

Adjusted Operating Income (Loss)	Financial measure
We use AOI to evaluate the performance of the company and define AOI as operating income (loss) before certain acquisition expenses (including ongoing legal costs stemming from the Ticketmaster merger, changes in the fair value of accrued acquisition-related contingent consideration obligations, and acquisition-related severance and compensation), amortization of non-recoupable
ticketing contract advances, depreciation and amortization (including goodwill impairment), loss (gain) on disposal of operating assets, and stock-based compensation expense. Due to the significant and non-recurring
nature of the matters, we also exclude from AOI the impact of realized liabilities for settlements or damages arising out of the Astroworld matter that exceed our estimated insurance recovery, and expenses for regulatory compliance matters associated with the provision for (possible) losses arising from certain significant governmental investigations and litigations under Accounting Standards Codification 450 - Contingencies, which are described under the heading “Governmental Investigations and Litigation” in Note 7 of the Notes to the Consolidated Financial Statements in our Annual Report on Form
10-K
for the year ended December 31, 2025.

AOI assists investors by allowing them to evaluate changes in the operating results of our portfolio of businesses separate from non-operational
factors that affect net income (loss), thus providing insights into both operations and the other factors that affect reported results. Cash performance bonuses and the vesting of restricted stock awards to NEOs can be tied to AOI.

Stock Price	Financial measure	We have performance share awards for certain NEOs, the vesting of which is tied to the company’s stock price.

2026 Proxy Statement | 67

Corporate Social Responsibility

Live Nation became a Fortune 500 company and the global leader in live entertainment in part by continually improving both our business and our broader impact. Our board of directors, together with its Audit and Nominating & Governance Committees, oversees the environmental, social and governance aspects of our business. To serve the best interests of our stockholders, our business priorities must honor the needs of our artists, fans, employees, business partners, and the communities our events call home. We believe advancing our community impact alongside our business priorities positions us to thrive over the long term.

In 2025, Live Nation Entertainment put on approximately 55,000 concerts and hundreds of festivals for nearly 160 million fans in 55 countries. We have the most positive influence over events playing in venues that we own or operate. For events playing in third-party venues, we share recommendations to help artists and operators implement industry best practices.

Supporting the Wellness of our Employees and Fans

“Taking care of our own” remains a core employee value at Live Nation. We aim to support employees beyond traditional compensation and benefits by providing resources for both planned life moments and unexpected challenges.

Our programs are organized around eight pillars designed to support employees through key life moments:

•

Taking Care of Yourself: To support employee well-being, we offer flexible vacation time, free ticket perks, wellness resources such as in-house and on-demand virtual meditation, crisis support, crowdfunding networks, and sobriety and recovery support through our Sober Nation programs. In 2025, we added the Sabbatical Program to reward longstanding employees and their commitment to the company.

•

Taking Care of Your Health: Beyond a full suite of medical, dental, and vision benefits, we provide access to telehealth and telemedicine platforms available to employees and their family members enrolled in our medical plan.

•

Taking Care of Your Mental Health: Our mental well-being offerings include free virtual mental health coaching or therapy sessions, group support sessions, 24/7 counselor support line, and both in-person and virtual meditation and yoga sessions through our Mindful Nation program and app.

•

Taking Care of Your Family: We provide assistance with fertility needs such as egg-freezing, egg-donation and IVF, as well as adoption or surrogacy, primary caregiver leave for new parents, sick leave to care for loved ones, and leave for bereavement or end-of-life care. Since 2019, our Roadie Babies program has supported touring parents by covering travel costs for children under two and a caretaker.

•

Taking Care of Your Career: Our School of Live learning and development center in Los Angeles has furthered our career advancement opportunities including leadership workshops for mid-career employees. In 2025, we expanded offerings to include role-specific training such as our new venue GM programs, as well as more global live and on-demand learning, professional development, and coaching opportunities for employees. We also offer recognition for successful patent recipient applications and tuition reimbursement to further ongoing education.

•

Taking Care of Your Wealth: To support long-term financial goals, we provide 401(k) or pension matching, a stock reimbursement program, and student loan repayment assistance. In 2025, we continued to expanded $20.00 per hour minimum wage to our part-time club and seasonal amphitheater staff based on tenure.

•

Taking Care of Our Own: During life’s most difficult moments, we offer employees financial support to help them through a variety of crises, including unexpected deaths, natural disasters, and escaping domestic violence. In 2025, Live Nation’s Crew Nation Fund supported musicians, crew, and live music workers affected by the Los Angeles wildfires.

•	Taking Care of Others: To empower our employees to get involved in causes that are meaningful to them, we provide paid time off for them to volunteer in their local communities.

68 | 2026 Proxy Statement

Corporate Social Responsibility

Supporting Sustainability

Our Green Nation Charter takes a holistic approach to improving environmental impacts across our events in line with the UN’s Sustainable Development Goals, addressing key areas within climate change, resource efficiency, and public engagement. In 2025, we partnered with MIT, Warner Music Group, and Coldplay to develop the first comprehensive report measuring our industry’s collective carbon impact. Leveraging this report and our Green Nation Charter, we will continue to refine our strategy, collaborate with global partners, and integrate sustainability into our operations to drive lasting impact.

Some key initiatives and accomplishments to date:

Energy & Emissions

Our primary sources of Scope 1 & 2 greenhouse gas emissions come from the energy used to power our events. The work we’ve done to date, including our 2024 double materiality assessment, is helping establish a strong foundation for achieving our climate targets. In 2025, we advanced a range of emissions-reduction initiatives, including lower-emissions fuels, electrification, battery deployment, energy conservation, and renewable electricity procurement. Highlights include:

•	Biofuels: Over 60 festivals globally substituted biofuels for diesel, proving the feasibility and scalability of this solution to cut emissions at scale.

•

Grid Power: Several festivals across the U.K. and Europe expanded access to grid electricity to significantly reduce reliance on on-site diesel generators. Electric Picnic in Ireland powered its main stage entirely from renewable grid energy.

•

Battery Systems: Battery power helped reduce fuel and emissions from core festival infrastructure. For the second year in a row, Lollapalooza used a hybrid battery system to power its largest stage, demonstrating the feasibility of using battery power at large festivals.

•	Renewable Electricity: Nearly all Live Nation venues in Europe, including Ziggo Dome, AFAS Dome, and Royal Arena, now purchase 100% renewable electricity.

Materials & Waste

Live Nation has been implementing programs in support of our goal to produce zero-waste events. These include on-site waste sorting teams, recycling, composting and donation programs, fan and artist engagement initiatives, and the use of locally recoverable materials. In 2025, we continued to scale these efforts.

•	Sourcing: Nearly 30 festivals across the United Kingdom, Ireland, and Europe now use reusable cups.

•

Diverting Waste: Our U.S. venues continued to invest in on-site waste sorting to improve waste diversion. For the second consecutive year, our partnership with Dave Matthews Band surpassed its goal of diverting at least 90% of fan-generated waste from landfill at Live Nation owned or operated venues, with 96% of waste reused, donated, recycled and/or composted.

•

Donating Materials: In 2025, Live Nation’s BottleRock and La Onda festivals donated over 10,000 pounds of food and other items to Feeding it Forward. These donations were redistributed to over 20 organizations who serve vulnerable populations in Napa County, including the elderly, veterans, children, families, and the working poor

•

Engaging Fans: In 2025, we continued a multi-year communication and operational redesign campaign to tackle camping waste at one Belgian and three Dutch festivals. This initiative engages festival-goers directly in the waste-sorting process at camping sites. Upon arrival, camping fans were provided with a recycle kit that included differentiated waste bags, enabling them to sort their waste and conveniently drop it off at designated recycle zones.

2026 Proxy Statement | 69

Corporate Social Responsibility

Representing the Artists and Fans We Serve

We aim to foster a workplace where employees feel valued, supported, and able to contribute fully. Programs key to this mission include:

•	Promotion and Pay: Ongoing reviews of positions and compensation with the goal of ensuring that all employees across Live Nation are paid appropriately and provided with promotion opportunities.

•

Employee Resource Groups: Our employee-led groups, with executive leaders as sponsors, offer programming across our teams that promotes growth and connection through collaboration, professional development, networking, nonprofit support, and community outreach.

•

Our Workforce: As a global organization, we are committed to valuing and respecting all backgrounds, experiences, abilities, and perspectives that enrich our workforce, and reflect our artist community and fan base.

•

Industry Engagement: In 2025, we continued to partner with various nonprofit organizations to expand our music business intensive courses and paid internship programs that help equip the next generation of industry newcomers with the technical skills needed to succeed in careers in live entertainment.

Supporting the Community

As we bring live music to fans in thousands of cities around the world, we remain committed to strengthening the communities we serve by supporting artists, crew, venues, and fans through meaningful investment, accessibility, and opportunity. Some key programs include:

•

Driving More Value for Artists: The live music industry is supporting more artists than ever, with 2x as many artists touring today as a decade ago thanks to the creation of more festivals and venues. Artists are also earning more at every level—with Live Nation investing nearly $15 billion in artists and shows, reinforcing our role as the leading financial supporter of artists. And on top of that, we have programs like On The Road Again, which allows developing artists to keep 100% of their merchandise revenue, delivering tens of millions in revenue to club acts.

•

Investing in the Wellness of Artists & Crew: We are deepening our commitment to the people behind live music by investing in their health and wellbeing. In 2025, we provided funding to Backline to expand mental health resources for the live music industry with an emergency support hotline and related support programming for artists and crew on the road. Additionally, base wages for crew members at participating venues remain at a minimum of $20 per hour, supporting a stronger, more sustainable workforce.

•

Supporting Third-party and Indie Venues: The majority of shows we promote take place in venues we do not operate, supporting buildings across the live ecosystem. Over the last two years, we promoted nearly 11,000 shows in independent theaters and clubs across the country—more than 3x the number from a decade ago.

•

Community Venue Utilization: Our venues support the community in a number of ways by hosting volunteer events, donation drives, disaster relief efforts, local fundraisers, graduations, and other events.

•

Vet Tix: We are proud to support the Veteran Tickets Foundation as its top donor, providing over 5 million tickets to date to military veterans, first responders, and their families, creating access to live music experiences nationwide.

70 | 2026 Proxy Statement

Corporate Social Responsibility

Supporting Ethics and Compliance

A cornerstone of our business is maintaining an ethical, equitable, and fair operating environment. We have worked to protect and respect our stakeholders, internally and externally, with this goal in mind. As the global regulatory landscape evolves, we continue to update our policies, training, and practices across key areas of our business, including:

•

Supply Chain and Partnerships: We have updated our third party and supply chain programs by creating policies that address evolving global regulations and updating our training programs accordingly. We have also enhanced our supply chain intake process to address our most critical rules and corporate responsibilities before a partnership is approved.

•

Human Rights: We continue to improve our awareness training and signage to help staff in identifying modern slavery risk at live events. We work to respect human rights in our business operations, including our supply chain and partners.

•

Prioritizing Accessibility: We have gathered major internal stakeholders to join our Accessibility Steering Committee. This committee is dedicated to prioritizing accessibility and providing people with disabilities an equal opportunity across the company, including at events and on our company websites.

•

Security Planning: We work with local authorities and experts to develop site-specific security plans for each of our owned or operated events. Additionally, we are investing in the development of technology in support of crowd safety management.

Supporting Privacy & Cyber Security

Live Nation Entertainment is committed to ensuring the security and protection of the personal information that we process, and to providing a compliant and consistent approach to data protection. We have a robust and effective Global Privacy Framework in place that complies with applicable data protection laws and abides by the data protection principles enshrined in those laws.

•

Global Privacy Framework: Our Framework is managed by a Chief Privacy Officer and a Group of Data Protection Officers globally, supported by a dedicated team of privacy professionals, as well as a network of privacy champions across the business in each local market.

•

Policies & Procedures: Our Framework is supported by data protection policies and procedures, which embed our requirements on topics including data protection, data subject rights, data retention and erasure, and third-party transfers and disclosures. These policies and procedures are reviewed on an annual basis and supported by a regular training program.

•

Data Sharing & Data Transfers: As a global group of companies, we rely on shared services, some of which are located in other countries. To provide our fans with a seamless experience, personal information can be transferred between the entities in our group or to third parties outside of the country in question. When transferring personal information in this way, our commitment is that the level of protection must not diminish, enforced through our processes and contracting standards.

•

Customer Rights & Queries: Our Framework is built to protect and respect fan privacy, and a core part of all privacy legislation are the rights granted to the individual. Where local law affords fans rights over their personal information, we outline these rights in our privacy notice, including access, erasure, rectification, restriction, and rights in relation to automated decision-making. We have processes to ensure that all queries and rights are fed into a global help desk staffed by a dedicated privacy team.

2026 Proxy Statement | 71

Corporate Social Responsibility

•

Response: We have detection technologies as well as a Cyber Security Incident Response team (CSIRT) that investigate, triage, and escalate any potential breaches of security. This is supported by a notification process to alert any stakeholders (such as internal stakeholders, clients, regulators, and customers) where applicable.

Our Cyber Security program is guided by a Security Risk Management Framework (SRMF) and aligned to industry standards, such as CIS, NIST, and PCI DSS. Our program is structured around the core NIST pillars:

•

Identify: Documenting our systems in our asset management tool, implementation of secure digital deletion processes, proactive pentesting, and supporting change control processes with Live Nation’s Secure System Development Lifecycle (SSDLC) and third-party vendor due diligence. Any vulnerabilities we identify are resolved through our vulnerability management processes.

•

Protect: We enforce strong identity and access management practices, including background checks, password standards, multi-factor authentication, and least privilege access. Our controls are aligned with CIS benchmarks and include standards for encryption, cloud security, endpoint protection, and patch management. We maintain a robust security training and awareness program, including targeted phishing simulations, Cyber Security Month awareness activities, and tabletop exercises to reinforce employee knowledge and accountability.

•

Detect: Our cyber defenses leverage threat intelligence and detection technologies, such as our security information and event management, intrusion detection & prevention, and endpoint detection and response technologies. The team is based across the globe, allowing for monitoring in all time zones.

•

Respond: Our Cyber Security Incident Response team handles the response to any suspicious or actual incidents. Supported by an Incident Response Committee chaired by our Chief Information Security Officer (CISO). Our processes ensure a timely mobilization and response.

•

Recover: Our security-focused business continuity (BC) and disaster recovery (DR) plans include guidance on recovering disrupted business processes so that the organization can resume normal business operations as quickly as possible. BC plans may also trigger DR plans to recover and restore disrupted Information Technology and Technology infrastructure elements that enable critical business processes.

This integrated, risk-based approach ensures we are not only defending against today’s threats but also continuously strengthening our resilience to meet the evolving cyber risk landscape.

72 | 2026 Proxy Statement

Additional Information
Other Matters
Other than as set forth above, the board of directors is not aware of any other business that may be brought before the 2026 Annual Meeting of Stockholders. If any other matters are properly brought before the Annual Meeting of Stockholders, it is the intention of the designated proxy holders, Mr. Rapino and Mr. Berchtold, to vote on such matters in accordance with their best judgment.
An electronic copy of our Annual Report on
Form 10-K
filed with the SEC on February 19, 2026, is available free of charge in the SEC Filings section of our website at
investors.livenationentertainment.com/sec-filings
. A paper copy of the
Form 10-K
may be obtained upon written request to:
Live Nation Entertainment, Inc.
9348 Civic Center Drive
Beverly Hills, California 90210
Attention: General Counsel

YOUR VOTE IS IMPORTANT. Accordingly, you are urged to sign and return the accompanying proxy card or voting instruction card, as the case may be, whether or not you plan to attend the annual meeting.
Insider Trading Policy
The company has adopted an Insider Trading Policy, which was filed as Exhibit 19.1 to its Annual Report on Form
10-K
for the fiscal year ended December 31, 2025, which contains insider trading policies and procedures governing the purchase, sale, and/or other dispositions of the company’s securities by directors, officers and employees, that are reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to the company.
Delinquent Section 16(a) Reports
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our directors, executive officers, and persons who beneficially own more than 10% of our outstanding common stock to file reports of their stock ownership and changes in their ownership of our common stock with the SEC. Based on company records and other information, Live Nation believes that all SEC filing requirements applicable to its directors and executive officers were complied with for 2025.
“Householding” of Proxy Materials
The SEC has adopted rules that permit companies and intermediaries, such as brokers, banks and other nominees, to satisfy the delivery requirements for proxy materials with respect to two or more stockholders sharing the same address by delivering a single copy of proxy materials, other than the proxy card, to those stockholders. This process is commonly referred to as “householding.” Your nominee may engage in householding. Through householding, beneficial owners who have the same address and last name will receive only one copy of the proxy materials unless one or more of these owners notifies us or their nominee that they wish to continue receiving individual copies. Beneficial owners who participate in householding will receive separate proxy cards. This procedure will reduce printing costs and postage fees.

2026 Proxy Statement | 73

Additional Information

To commence or discontinue householding, please notify your broker, bank or other nominee. Alternatively, you may direct such requests in writing to Live Nation Entertainment, Inc., 9348 Civic Center Drive, Beverly Hills, California 90210, Attention: General Counsel, or by phone at (310)
867-7000.
Individual copies of the proxy materials also may be requested at any time at this same address and telephone number.

74 | 2026 Proxy Statement

Additional Information

Stockholder Proposals for the 2027 Annual Meeting

You may submit proposals for consideration at future stockholder meetings. For a stockholder proposal to be considered for inclusion in our proxy materials for our 2027 Annual Meeting of Stockholders, the proposal must (i) be delivered to us on or before December 25, 2026 and (ii) comply with all applicable SEC rules and regulations, including Rule 14a-8 of the Exchange Act. Any proposals not received by this deadline will be untimely and not included in our 2026 proxy materials.

Alternatively, under our bylaws, a stockholder may bring a proposal before our 2027 Annual Meeting of Stockholders, without including the proposal in our proxy materials, if (i) the stockholder provides us notice of the proposal no earlier than February 11, 2027 and no later than March 13, 2027 and (ii) the proposal concerns a matter that may be properly considered and acted upon at the annual meeting in accordance with our bylaws and corporate governance policies. Any such proposal not received by this deadline will be untimely and not considered at our 2027 Annual Meeting of Stockholders. Stockholders are advised to review our bylaws, which contain additional requirements with respect to advance notice of stockholder proposals. Our bylaws are publicly available in the Corporate Governance section of our website at investors.livenationentertainment.com/corporate-governance/governance-documents.

Proposals should be addressed to:

Live Nation Entertainment, Inc.

9348 Civic Center Drive

Beverly Hills, California 90210

Attention: General Counsel

Nomination of Directors for the 2027 Annual Meeting

You may propose a director nominee for consideration at the next annual meeting by complying with our bylaws, which provide for a notice that must (i) be delivered to us at our principal executive offices set forth immediately above no earlier than November 25, 2026 and no later than December 25, 2026, (ii) provide all information relating to the director nominee that is required to be disclosed in a solicitation of proxies for the election of directors in an election contest, or that is otherwise required, in each case pursuant to Regulation 14A under the Exchange Act and (iii) provide the director nominee’s written consent to serve as a director if elected. Stockholders are advised to review our bylaws and Board of Directors Governance Guidelines with respect to director nominations. These documents are publicly available in the Corporate Governance section of our website at investors.livenationentertainment.com/corporate-governance/governance-documents.

By Order of the Board of Directors,

Michael Rapino

President, Chief Executive Officer and Director

Beverly Hills, California

April 24, 2026

2026 Proxy Statement | 75

LIVE NATION ENTERTAINMENT 9378 CIVIC CENTER DRIVE BEVERLY HILLS, CA 90210 310.867.7000

P.O. BOX 8016, CARY, NC 27512-9903

Live Nation Entertainment, Inc.	Internet:
www.proxypush.com/LYV
● Cast your vote online ● Have your Proxy Card ready ● Follow the simple instructions to record your vote
For Stockholders of record as of April 13, 2026	Phone:
Thursday, June 11, 2026 9:00 AM, Pacific Time	1-866-229-2463
9348 Civic Center Drive, Beverly Hills, California 90210	● Use any touch-tone telephone ● Have your Proxy Card ready ● Follow the simple recorded instructions
Mail:
YOUR VOTE IS IMPORTANT! PLEASE VOTE BY: 9:00 AM, Pacific Time, June 11, 2026.	● Mark, sign and date your Proxy Card ● Fold and return your Proxy Card in the postage-paid envelope provided

This proxy is being solicited on behalf of the Board of Directors

The undersigned hereby appoints Michael Rapino and Joe Berchtold (the "Named Proxies"), and each or either of them, as the true and lawful attorneys of the undersigned, with full power of substitution and revocation, and authorizes them, and each of them, to vote all the shares of capital stock of Live Nation Entertainment, Inc. which the undersigned is entitled to vote at said meeting and any adjournment thereof upon the matters specified and upon such other matters as may be properly brought before the meeting or any adjournment thereof, conferring authority upon such true and lawful attorneys to vote in their discretion on such other matters as may properly come before the meeting and revoking any proxy heretofore given.

THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, SHARES WILL BE VOTED IDENTICAL TO THE BOARD OF DIRECTORS RECOMMENDATION. This proxy, when properly executed, will be voted in the manner directed herein. In their discretion, the Named Proxies are authorized to vote upon such other matters that may properly come before the meeting or any adjournment or postponement thereof.

You are encouraged to specify your choice by marking the appropriate box (SEE REVERSE SIDE) but you need not mark any box if you wish to vote in accordance with the Board of Directors’ recommendation. The Named Proxies cannot vote your shares unless you sign (on the reverse side) and return this card.

PLEASE BE SURE TO SIGN AND DATE THIS PROXY CARD AND MARK ON THE REVERSE SIDE

Copyright © 2026 BetaNXT, Inc. or its affiliates. All Rights Reserved

Live Nation Entertainment, Inc. Annual Meeting of Stockholders

Please make your marks like this:

THE BOARD OF DIRECTORS RECOMMENDS A VOTE:

FOR ON PROPOSALS 1, 2 AND 3

	PROPOSAL	YOUR VOTE			BOARD OF DIRECTORS RECOMMENDS
1.	To elect the twelve director nominees identified in the accompanying proxy statement to hold office until the 2027 Annual Meeting of Stockholders;
		FOR	AGAINST	ABSTAIN
	1.01 Maverick Carter	☐	☐	☐	FOR

	1.02 Ping Fu	☐	☐	☐	FOR

	1.03 Richard A. Grenell	☐	☐	☐	FOR

	1.04 Jeffrey T. Hinson	☐	☐	☐	FOR

	1.05 Chad Hollingsworth	☐	☐	☐	FOR

	1.06 James Iovine	☐	☐	☐	FOR

	1.07 James S. Kahan	☐	☐	☐	FOR

	1.08 Randall T. Mays	☐	☐	☐	FOR

	1.09 Richard A. Paul	☐	☐	☐	FOR

	1.10 Michael Rapino	☐	☐	☐	FOR

	1.11 Carl Vogel	☐	☐	☐	FOR

	1.12 Latriece Watkins	☐	☐	☐	FOR

		FOR	AGAINST	ABSTAIN

2.	To hold an advisory vote on the company’s executive compensation;	☐	☐	☐	FOR

3.	To ratify the appointment of Ernst & Young LLP as the company’s independent registered public accounting firm for the 2026 fiscal year; and	☐	☐	☐	FOR

4.	To transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

Check here if you would like to attend the meeting in person.

Authorized Signatures - Must be completed for your instructions to be executed.

Please sign exactly as your name(s) appears on your account. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the Proxy/Vote Form.

Signature (and Title if applicable)	Date	Signature (if held jointly)	Date